Nationstar Funding LLC has filed a registration statement (including a prospectus) on form S-3 Registration No. 333-130642 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this Free Writing Prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents Nationstar Funding LLC has filed with the SEC for more complete information about Nationstar Funding LLC and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, Nationstar Funding LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

Subject to Revision                                                          Free Writing Prospectus dated May 21, 2007

 $710,534,000

(Approximate)

NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-C

NATIONSTAR HOME EQUITY LOAN TRUST 2007-C

(Issuing Entity)

Nationstar Mortgage LLC

(Sponsor, Originator and Servicer)

Nationstar Funding LLC

(Depositor)

The certificates, as described herein, are asset-backed securities to be issued by the Nationstar Home Equity Loan Trust 2007-C (the "Issuing Entity").  The sole source of payments on the certificates will be the property of the Issuing Entity, which will include closed-end fixed rate and adjustable rate home equity loans (the "Home Equity Loans").  The certificates will represent interests in the Issuing Entity only and will not be guaranteed by or represent interests in or obligations of Nationstar Mortgage LLC or any of its affiliates.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this Free Writing Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

BANC OF AMERICA SECURITIES LLC                                                                               CITIGROUP

RBS GREENWICH CAPITAL

 DISCLAIMER

No contract of sale for the certificates, written, oral or otherwise, will be effective between Banc of America Securities LLC and potential purchasers until a preliminary prospectus supplement is delivered by the Underwriter to such potential purchasers and the potential purchaser and the Underwriter enter into a contract after the delivery of such preliminary prospectus supplement.  The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities.  We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

CERTIFICATES
Class(1,5)	Expected Size (2)	Home Equity Loan Group	Interest Type	Principal Type	Expected WAL (yrs) Call/Mat (3)	Expected Principal Window (mos) Call/Mat (3)	Final Scheduled Distribution Date (4)	Expected Ratings
								S&P	Moody's
1-AV-1	$224,590,000	1	Floating	Sen	2.32 / 2.49	1-88 / 1-196	June 2037	AAA	Aaa
2-AV-1	$141,639,000	2	Floating	Sen-Seq	Not Marketed Herein		June 2037	AAA	Aaa
2-AV-2	$100,700,000	2	Floating	Sen-Seq	Not Marketed Herein		June 2037	AAA	Aaa
2-AV-3	$37,740,000	2	Floating	Sen-Seq	Not Marketed Herein		June 2037	AAA	Aaa
2-AV-4	$57,306,000	2	Floating	Sen-Seq	Not Marketed Herein		June 2037	AAA	Aaa
M-1	$39,016,000	1 & 2	Floating	Mez	Not Marketed Herein		June 2037	AA+	Aa1
M-2	$28,886,000	1 & 2	Floating	Mez	Not Marketed Herein		June 2037	AA	Aa2
M-3	$17,257,000	1 & 2	Floating	Mez	Not Marketed Herein		June 2037	AA-	Aa3
M-4	$14,256,000	1 & 2	Floating	Mez	Not Marketed Herein		June 2037	A+	A1
M-5	$12,005,000	1 & 2	Floating	Mez	Not Marketed Herein		June 2037	A	A2
M-6	$6,752,000	1 & 2	Floating	Mez	Not Marketed Herein		June 2037	A-	A3
M-7	$12,005,000	1 & 2	Floating	Mez	Not Marketed Herein		June 2037	BBB+	Baa1
M-8	$6,753,000	1 & 2	Floating	Mez	Not Marketed Herein		June 2037	BBB	Baa2
M-9	$11,629,000	1 & 2	Floating	Mez	Not Marketed Herein		June 2037	BBB-	Baa3

Total Offered Certificates: $710,534,000

M-10	$13,506,000	1 & 2	Floating	Mez	Not Marketed Herein	June 2037	BB+	Ba1

Total Offered and Non-Offered Certificates: $724,040,000

(1)

The Certificates are subject to a 10% Clean-Up Call Option.  All Certificates are expected to be subject to an interest rate cap. The margin on the Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates will increase to 2x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.  The margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase to 1.5x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.

(2)

Each class size is subject to a variance of plus or minus 5%.

(3)

See "PREPAYMENT PRICING SPEED" below.

(4)

With respect to each class of Certificates, the Final Scheduled Distribution Date for each such class was determined to be one month after the scheduled maturity date of the latest maturing Home Equity Loan.

(5)

Distributions on the Class 1-AV-1 Certificates will be derived primarily from the Group 1 Home Equity Loans (as defined herein).   Distributions on the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates will be derived primarily from the Group 2 Home Equity Loans (as defined herein).  Distributions on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will be derived from the Group 1 and Group 2 Home Equity Loans.

Contact Information:

Contacts
Banc of America Securities LLC
Mortgage Trading/Syndicate		Tel: (212) 847-5095
Pat Beranek		patrick.beranek@bankofamerica.com
Ileana Chu		ileana.i.chu@bankofamerica.com
Charlene Balfour		charlene.c.balfour@bankofamerica.com
Aaron Books		aaron.s.books@bankofamerica.com
Jordan Chirico		jordan.chirico@bankofamerica.com

Global Structured Finance
Chris Schiavone	(704) 387-1853	chris.schiavone@bankofamerica.com
Michael Tri	(704) 388-8786	michael.l.tri@bankofamerica.com
Scott Shultz	(704) 387-6040	scott.m.shultz@bankofamerica.com
Nkereuwem Umoefik	(704) 388-3681	nkereuwem.umoefik@bankofamerica.com
Michael Hennessy	(704) 683-4654	michael.hennessy@bankofamerica.com
Michael Nichols	(704) 683-5167	michael.p.nichols@bankofamerica.com
Daniel Eller	(704) 683-4211	daniel.eller@bankofamerica.com

PREPAYMENT PRICING SPEED
Fixed Rate Home Equity Loans:

115% Fixed Rate Mortgage PPC

100% Fixed Rate Mortgage PPC assumes that prepayments start at 4% CPR in month one of the life of the Fixed Rate Home Equity Loans, increase by approximately 1.455% each month to 20% CPR in month 12, and remain at 20% CPR thereafter.

Adjustable Rate Home Equity Loans:

100% Adjustable Rate Mortgage PPC

100% Adjustable Rate Mortgage PPC assumes that prepayments start at 2% CPR in month one of the life of the Adjustable Rate Home Equity Loans, increase by approximately 2.545% each month to 30% CPR in month 12, remain constant at 30% CPR until month 22, increase to 50% CPR from month 23 until month 28, decrease to 30% CPR in month 29 and remain constant at 30% CPR thereafter.  However, the prepayment pricing speed will not exceed 90% CPR in any period.

SUMMARY OF TERMS

The following information highlights selected information that will be contained in and described in greater detail in the prospectus supplement and prospectus and provides a general overview of the terms of the Offered Certificates.  To understand all of the terms of the offering of the Offered Certificates, you should read carefully the prospectus supplement and prospectus.  Certain capitalized terms used in this Free Writing Prospectus are defined under the caption "CERTAIN DEFINITIONS" below.

Transaction:	Offering of approximately $710,534,000 of Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-C.
Issuer:	Nationstar Home Equity Loan Trust 2007-C (the "Issuing Entity").
Depositor:	Nationstar Funding LLC.
Sponsor, Servicer and Originator:	Nationstar Mortgage LLC ("Nationstar").
Sellers:	Nationstar and Auburn Funding, LLC, a limited purpose entity and an affiliate of Nationstar.
Trustee:	The Bank of New York.
Custodian:	The Bank of New York Trust Company, N.A.
Underwriters:	Banc of America Securities LLC (Lead Manager and Structuring Lead).. Citigroup Global Markets Inc. (Co-Lead Manager). Greenwich Capital Markets, Inc. (Co-Manager).
Cut-Off Date:

The opening of business on June 1, 2007, or, with respect to any Home Equity Loans originated after that date but prior to the closing date, the date of origination of that Home Equity Loan. The cut-off date is the date on and after which the issuing entity will be entitled to receive principal collections on and proceeds of the Home Equity Loans and the date after which the issuing entity will be entitled to receive interest due on the Home Equity Loans.

Statistical Calculation Date:	The opening of business on May 1, 2007.
Expected Pricing Date:	May [24], 2007.
Expected Closing Date:	June [6], 2007.
Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first Distribution Date is expected to be July 25, 2007.
Record Dates:	With respect to any Distribution Date and each class of Offered Certificates, the business day immediately preceding such Distribution Date.
Offered Certificates:

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3, Class 2-AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.  Only the Class 1-AV-1 Certificates are being marketed herein.

Non-Offered Certificates:

The Issuing Entity will also issue certain non-offered certificates.  The Class M-10, Class X-IO, Class P and Class R Certificates will not be offered by this Free Writing Prospectus.  The Class P Certificates will have a $100 principal balance and will be entitled to receive all prepayment penalties collected by the Servicer.

Senior Certificates:	The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates.
Subordinate Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.
Group 1 Certificates:	The Class 1-AV-1 Certificates (backed primarily by the Group 1 Home Equity Loans) (also referred to herein as a “Certificate Group”).
Group 2 Certificates:	The Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates (backed primarily by the Group 2 Home Equity Loans) (also referred to herein as a “Certificate Group”).
Swap Certificates:	The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3, Class 2-AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.
Certificates:	The Offered Certificates and Non-Offered Certificates.
Delay Days:	0 days.
Day Count:	Actual/360.
Accrued Interest:	The Offered Certificates will settle flat (no accrued interest).
Interest Accrual Period:

Interest on the Offered Certificates accrues from the last Distribution Date (or, with respect to the first Distribution Date, the Closing Date) through the day immediately preceding the then-current Distribution Date, on an actual/360 basis.

Remittance Period:	With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which the Distribution Date occurs.
Registration:	Book-entry registration through The Depository Trust Company in the United States or Clearstream Banking Luxembourg or the Euroclear System in Europe.
Issuing Entity Property:

The property of the Issuing Entity will include:

•

a pool of closed-end fixed rate, and primarily hybrid adjustable rate Home Equity Loans that conform to certain agency guidelines and are secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties (referred to herein as the “Group 1 Home Equity Loans,” “Group 1” or a “Home Equity Loan Group”);

•

a pool of closed-end fixed rate, and primarily hybrid adjustable rate Home Equity Loans some of which conform and some of which do not conform to certain agency guidelines and are secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties (referred to herein as the “Group 2 Home Equity Loans,” “Group 2” or a “Home Equity Loan Group”);

•

all principal payments collected on and after the Cut-off Date and interest payments due on the Home Equity Loans after the Cut-Off Date;

•

property that secured a Home Equity Loan which has been acquired by foreclosure or deed in lieu of foreclosure; and

•

rights under the Swap Agreement described below.

The Home Equity Loans:

The Home Equity Loans will be divided into two groups.  Certain of the Home Equity Loans in each Home Equity Loan Group (the “Fixed Rate Home Equity Loans”) bear interest at fixed rates.  Certain of the Home Equity Loans in each Home Equity Loan Group (the “Adjustable Rate Home Equity Loans”) bear interest at rates that, generally following an initial fixed rate period, adjust semi-annually or annually based on six-month LIBOR or one-year LIBOR and the applicable gross margin. The initial rate adjustment date for the Adjustable Rate Home Equity Loans is generally six months, two years, three years or five years after the date of origination of the related Adjustable Rate Home Equity Loan.

As of the Statistical Calculation Date, the Home Equity Loans have the following general characteristics:

•

4,490 total Home Equity Loans

•

2,501 Fixed Rate Home Equity Loans

•

1,989 Adjustable Rate Home Equity Loans

•

Fixed Rate Home Equity Loans:

•

Approximately $295,668,288 aggregate outstanding Loan Balance

•

Approximately 39.40% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Adjustable Rate Home Equity Loans:

•

Approximately $454,784,438 aggregate outstanding Loan Balance

•

Approximately 60.60% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Group 1 Home Equity Loans:

•

Approximately $299,914,816 aggregate outstanding Loan Balance

•

Approximately 39.96% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Group 2 Home Equity Loans:

•

Approximately $450,537,911aggregate outstanding Loan Balance

•

Approximately 60.04% of aggregate outstanding Loan Balance of all Home Equity Loans

As of the Statistical Calculation Date, approximately 0.59%, 0.52% and 0.64% of all the Home Equity Loans, the Group 1 Home Equity Loans, and the Group 2 Home Equity Loans, respectively, in each case by the aggregate outstanding Loan Balance of the related Home Equity Loans, were 31 to 59 days delinquent.  As of the Statistical Calculation Date, none of the Home Equity Loans were more than 59 days delinquent.

See "ALL HOME EQUITY LOANS", "GROUP 1 HOME EQUITY LOANS" and "GROUP 2 HOME EQUITY LOANS" below for additional information regarding the Home Equity Loans.

Delinquency Advances:

Each month the Servicer will determine the amount of any unpaid interest due on the Home Equity Loans. If the Servicer believes that unpaid interest can be recovered, then the Servicer will either:

•

advance the unpaid interest to the Issuing Entity out of its own funds; or

•

advance the unpaid interest to the Issuing Entity out of collections on the Home Equity Loans that are not required to be distributed on the related Distribution Date.

The Servicer is entitled to be reimbursed by the Issuing Entity for any delinquency advances from the related Home Equity Loan and, if the delinquency advance is a non-recoverable advance, from collections on all the Home Equity Loans prior to any distributions to holders of Certificates.

Servicing Advances:

Unless the Servicer determines that any proposed advance is not recoverable from the related Home Equity Loan, the Servicer will pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•

expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation of that Home Equity Loan;

•

the cost of any enforcement or judicial proceedings, including foreclosures; and

•

the cost of the management and liquidation of property acquired in satisfaction of the related Home Equity Loan.

The Servicer is entitled to be reimbursed by the Issuing Entity for any servicing advances from the borrower of the related Home Equity Loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related Home Equity Loan and, if the servicing advance is a non-recoverable advance, from collections on all the Home Equity Loans, in each case prior to any distributions to holders of Certificates.

Arrearages:

Approximately 3.15%, 2.22% and 3.77% of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, in each case by the aggregate outstanding loan balance of the related Home Equity Loans as of the Statistical Calculation Date, have arrearages as a result of delinquency advances and/or servicing advances made prior to the Statistical Calculation Date.  The aggregate arrearage on all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans is approximately $2,203,214, $637,611 and $1,565,602, respectively, which is approximately 0.29%, 0.21% and 0.35%, respectively, in each case of the aggregate outstanding loan balance of the related Home Equity Loans, as of the Statistical Calculation Date.  Additional arrearage may accrue with respect to those Home Equity Loans between the Statistical Calculation Date and the Cut-off Date.  The Servicer is entitled to be reimbursed by the Issuing Entity for any such arrearages in the same manner and subject to the same restrictions that apply to Delinquency Advances and/or Servicing Advances made on or after the Cut-off Date, including if such advances become non-recoverable advances, from collection on all the Home Equity Loans.  So long as the related borrower makes principal and interest payments on the related Home Equity Loan, such Home Equity Loan is treated as current notwithstanding any related arrearage.

Compensating Interest:

The Servicer will provide to the Issuing Entity the amount of any shortfall of interest on a Home Equity Loan that is caused by a full prepayment of the Home Equity Loan up to the amount of the aggregate servicing fee for the related period.

Swap Agreement:

The Trustee, on behalf of a trust separate from the Issuing Entity, referred to herein as the supplemental interest trust, is expected to enter into an interest rate swap agreement (the “Swap Agreement”) with [TBD], as swap provider (the “Swap Provider”).  Under the Swap Agreement, on each Distribution Date on and after the Distribution Date in August 2007 the supplemental interest trust will be obligated to make fixed payments as specified in the Swap Agreement based on the lesser of (i) the notional amount for such Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates (other than the Class M-9 Certificates).  Under the Swap Agreement, on each Distribution Date, the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Agreement), (y) the lesser of (i) the notional amount for that Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates (other than the Class M-9 Certificates), and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date, the Swap Provider will make a net payment (each such payment, a “Net Swap Payment”) for deposit into a segregated trust account established on the closing date (the “Swap Account”).  Any amounts deposited into the Issuing Entity’s Swap Account will be applied as described in “Swap Account” below.

Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distributions to certificateholders.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event, as defined herein) will be deducted from the Certificate Account prior to distributions to certificateholders pursuant to “DISTRIBUTIONS” below and will first be deposited into the Swap Account before payment to the Swap Provider.

The applicable scheduled notional amounts for the Swap Agreement and each Distribution Date are set forth under the caption “SCHEDULED NOTIONAL AMOUNTS FOR THE SWAP AGREEMENT” below.  The applicable scheduled notional amounts for the Swap Agreement are calculated based on the characteristics of the Home Equity Loans as of the Statistical Calculation Date.  The applicable scheduled notional amounts for the Swap Agreement may change based on the aggregate Loan Balance of Fixed Rate Home Equity Loans and Adjustable Rate Home Equity Loans that are in their fixed rate period as of the Cut-off Date, and, in the case of such Adjustable Rate Home Equity Loans, their adjustment dates.

Swap Account:

On each Distribution Date, to the extent required, following the distribution of any Excess Interest (as defined herein) and withdrawals from the Net WAC Cap Carryover Reserve Account as described in “DISTRIBUTIONS” below, the Trustee will withdraw from amounts in the Swap Account to distribute in the following order of priority:

•

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

•

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

•

third, to the Senior Certificates and Subordinate Certificates (other than the Class M-9 and Class M-10 Certificates), the Net Subordination Deficiency for such Distribution Date, allocated in the order of priority set forth in subclauses 3 through 11 of clause C, under “DISTRIBUTIONS” below;

•

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, any related Class Principal Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

fifth, concurrently, to the Senior Certificates, any related Class Interest Carryover Shortfall, pro rata, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, any related Class Interest Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

seventh, to the Senior Certificates and Subordinate Certificates (other than the Class M-9 and Class M-10 Certificates), any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover, as applicable, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below, allocated in the order of priority set forth in subclauses 17 and 18  of clause C, under “DISTRIBUTIONS” below;

•

eighth, to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

•

ninth, any remaining amounts to the Class X-IO certificateholder.

provided, that the cumulative amount of distributions pursuant to clauses third and fourth above on each Distribution Date, and all prior Distribution Dates, will not exceed the cumulative amount of realized losses with respect to that Distribution Date and all prior Distribution Dates.

Clean-Up Call Option:

The Servicer may, at its option, terminate the Issuing Entity by purchasing, at the Termination Price described below, all of the Home Equity Loans and other Issuing Entity property on any Distribution Date on or after the date on which the aggregate outstanding Loan Balance of the Home Equity Loans is 10% or less of the aggregate outstanding Loan Balance of the Home Equity Loans on the Cut-Off Date.

If this Clean-Up Call Option is not exercised on the date on which it first could have been exercised, then:

•

the margin on the Senior Certificates will increase to 2x the original margin, commencing on the first day of the interest accrual period following such date; and

•

the margin on the Subordinate Certificates will increase to 1.5x the original margin, commencing on the first day of the interest accrual period following such date.

The "Termination Price" will be an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those referred to in clause (y) below), including accrued interest thereon, and (y) in the case of any REO property and any Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more delinquent, the fair market value of such REO property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of the aggregate unpaid principal balance of the Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover, or Subordinate Net WAC Cap Carryover), any unreimbursed Delinquency Advances, Servicing Advances and any Delinquency Advances the Servicer has failed to remit and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option.

Federal Tax Status:	For federal income tax purposes, the Issuing Entity will include one or more real estate mortgage investment conduits or "REMICs."
ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible; provided that the Swap Certificates must satisfy the conditions of the investor-based or statutory exemptions.
SMMEA Eligibility:	None of the Certificates are expected to be SMMEA eligible.
Certificate Ratings:

It is a condition to the issuance of the Certificates that they receive ratings not lower than the respective ratings set forth below from S&P and Moody's.

Class

S&P

Moody’s

1-AV-1

AAA

Aaa

2-AV-1      AAA             Aaa

2-AV-2

AAA

Aaa

2-AV-3

AAA

Aaa

2-AV-4

AAA

Aaa

M-1

AA+

Aa1

M-2

AA

Aa2

M-3

AA-

Aa3

M-4

A+

A1

M-5

A

A2

M-6

A-

A3

M-7

BBB+

Baa1

M-8

BBB

Baa2

M-9

BBB-

Baa3

M-10         BB+               Ba1

Static Pool Information:

Information concerning static pool performance data of previous term securitizations of the Sponsor is available on the Sponsor’s website at www.nationstarmtg.com/staticpool.  At this website, static pool performance data of the Sponsor’s previous term securitizations will be presented in the form of published charts.  We caution you that the Home Equity Loans to be transferred to the Issuing Entity may not perform in a similar manner to the home equity loans in other trusts.

The following information included in the website is not deemed to be a part of this Free Writing Prospectus, the base prospectus or a part of the registration statement filed with the SEC to which this Free Writing Prospectus relates:

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with respect to information regarding the Sponsor’s prior securitized pools, information regarding prior securitized pools that were established before January 1, 2006; and

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with respect to information regarding the Home Equity Loans to be transferred to the Issuing Entity, information about the Home Equity Loans for periods prior to January 1, 2006.

CREDIT ENHANCEMENT
Credit Enhancement:

Credit enhancement for the structure will be provided by (1) Excess Interest, (2) Overcollateralization, (3) subordination of Certificates having a lower payment priority and (4) limited cross collateralization.

Overcollateralization is calculated as the amount by which the aggregate Loan Balance of the Home Equity Loans exceeds the aggregate principal balance of the Certificates.  On the Closing Date, there is expected to be an initial overcollateralization amount of approximately 3.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  Beginning on the first Distribution Date, Excess Interest collections, if any, will be applied as accelerated payments of principal to the class or classes of Certificates then entitled to receive distributions of principal in order to maintain the overcollateralization level at the required level of 3.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  The required level of Overcollateralization may step down over time.  However, if a Trigger Event occurs, the required overcollateralization amount will not be allowed to step down and will be equal to the required overcollateralization amount in effect for the previous Distribution Date.

The Senior Certificates will have a payment priority over the Subordinate Certificates.  Among the classes of Subordinate Certificates:

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the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10  Certificates;

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the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;

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the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;

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the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;

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the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;

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the Class M-6 Certificates will have payment priority over the Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;

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the Class M-7 Certificates will have payment priority over the Class M-8, Class M-9 and Class M-10 Certificates;

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the Class M-8 Certificates will have payment priority over the Class M-9 and Class M-10 Certificates; and

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the Class M-9 Certificates will have payment priority over the Class M-10 Certificates.

If, on any Distribution Date, there is insufficient Excess Interest or overcollateralization, or Net Swap Payments received under the Swap Agreement, to absorb realized losses on the Home Equity Loans, then such realized losses will be allocated to the classes of Subordinate Certificates, in the reverse order of their payment priority, through a reduction in the principal balance of the applicable class equal to the realized losses in excess of the amount of Excess Interest, overcollateralization and Net Swap Payments received under the Swap Agreement and applied to cover realized losses on such Distribution Date.  To the extent that the certificate principal balance of a class of Subordinate Certificates is reduced on account of realized losses on Home Equity Loans, and then there is a net subsequent recovery in respect of principal on a liquidated Home Equity Loan or Loans, then the certificate principal balance of such class will be increased up to the amount of the related net subsequent recoveries, beginning with the class of Subordinate Certificates with the highest relative payment priority, to the extent of the amount of the lesser of (a) the prior reduction and (b) the outstanding Class Principal Carryover Shortfall of such class.  The amount of Class Principal Carryover Shortfall may be paid to the holders of the Subordinate Certificates, together with any Class Interest Carryover Shortfall on the Subordinate Certificates, according to the priorities set forth herein under “DISTRIBUTIONS” and “SUMMARY OF TERMS—Swap Account.”  The outstanding Class Principal Carryover Shortfall of such class would be reduced by the corresponding amount of the increase in the certificate principal balance of such class.

Cross-collateralization will be provided through the application of excess interest from a Home Equity Loan Group to fund interest shortfalls, cover realized losses and build overcollateralization with respect to the other Home Equity Loan Group.

Initial Certificate Credit Enhancement

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The Senior Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and the Subordinate Certificates.

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The Class M-1 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 16.40% in Subordinate Certificates having a lower payment priority.

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The Class M-2 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 12.55% in Subordinate Certificates having a lower payment priority.

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The Class M-3 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 10.25% in Subordinate Certificates having a lower payment priority.

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The Class M-4 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 8.35% in Subordinate Certificates having a lower payment priority.

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The Class M-5 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 6.75% in Subordinate Certificates having a lower payment priority.

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The Class M-6 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 5.85% in Subordinate Certificates having a lower payment priority.

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The Class M-7 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 4.25% in Subordinate Certificates having a lower payment priority.

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The Class M-8 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 3.35% in Subordinate Certificates having a lower payment priority.

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The Class M-9 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 1.80% in Subordinate Certificates having a lower payment priority.

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The Class M-10 Certificates will be enhanced by Excess Interest and the Overcollateralization Amount.

Credit Enhancement Percentages:	Initial Target Percentages		Stepdown Target Percentages
	Senior	25.10%	Senior	50.20%
	Class M-1	19.90%	Class M-1	39.80%
	Class M-2	16.05%	Class M-2	32.10%
	Class M-3	13.75%	Class M-3	27.50%
	Class M-4	11.85%	Class M-4	23.70%
	Class M-5	10.25%	Class M-5	20.50%
	Class M-6	9.35%	Class M-6	18.70%
	Class M-7	7.75%	Class M-7	15.50%
	Class M-8	6.85%	Class M-8	13.70%
	Class M-9	5.30%	Class M-9	10.60%
	Class M-10	3.50%	Class M-10	7.00%

Senior Enhancement Percentage:

With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate certificate principal balance of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, and the denominator of which is the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

CERTIFICATE RATES
Certificate Rates:	Each of the Offered Certificates will bear interest at a rate that adjusts monthly, equal to the lesser of (i) one-month LIBOR plus the applicable margin and (ii) the related Net WAC Cap.
Group 1 Net WAC Cap:

With respect to any Distribution Date and the Group 1 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 1 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

Group 2 Net WAC Cap:

With respect to any Distribution Date and the Group 2 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 2 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

Subordinate Net WAC Cap:

With respect to any Distribution Date and each class of Subordinate Certificates will be a rate per annum equal to the weighted average of (i) the Group 1 Net WAC Cap and (ii) the Group 2 Net WAC Cap, weighted on the basis of the related Group Subordinate Amount for such Distribution Date.

Group Subordinate Amount:

For each Home Equity Loan Group and any Distribution Date, will be the excess, if any, of the aggregate Loan Balance of the related Home Equity Loan Group as of the first day of the related Remittance Period, over the aggregate certificate principal balance of the Senior Certificates related to such Home Equity Loan Group immediately prior to such Distribution Date.

Net Coupon Rate:

For any Group 1 or Group 2 Home Equity Loan, will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the servicing fee accrues and (2) the rate at which the Trustee fee accrues (in each case expressed as a per annum percentage of the aggregate Loan Balance of the Home Equity Loans, as applicable).

Group 1 Net WAC Cap Carryover:

If on any Distribution Date the Certificate Rate for the Group 1 Certificates is based on the Group 1 Net WAC Cap, the Group 1 Certificateholders will be entitled to receive on that Distribution Date and subsequent Distribution Dates the related Group 1 Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Group 1 Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the Group 1 Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 1 Net WAC Cap over (2) the amount of interest payable on such class at the Certificate Rate for such class for the Distribution Date and (B) the Group 1 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the Group 1 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 1 Net WAC Cap).

Group 2 Net WAC Cap Carryover:

If on any Distribution Date the Certificate Rate for any of the Group 2 Certificates is based on the Group 2 Net WAC Cap, the applicable Group 2 Certificateholders will be entitled to receive on subsequent Distribution Dates the related Group 2 Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Group 2 Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Group 2 Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 2 Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group 2 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Group 2 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 2 Net WAC Cap).

Subordinate Net WAC Cap Carryover:

If on any Distribution Date the Certificate Rate for any of the Subordinate Certificates is based on the Subordinate Net WAC Cap, the applicable Subordinate Certificateholders will be entitled to receive on that Distribution Date and subsequent Distribution Dates the related Subordinate Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Subordinate Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Subordinate Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Subordinate Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Subordinate Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Subordinate Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Subordinate Net WAC Cap).

Net WAC Cap Carryover Reserve Account:

On the Closing Date, the Trustee will establish an account (the “Net WAC Cap Carryover Reserve Account”) from which distributions in respect of Net WAC Rate Carryover Amounts on the Senior Certificates and Subordinate Certificates will be made.  The Net WAC Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.  The source of funds on deposit in the Net WAC Cap Carryover Reserve Account will be limited to an initial deposit of $253,000 and amounts payable to such account pursuant to subclause 16 of clause C. under “DISTRIBUTIONS” below.

Swap Expense Fee Rate:

With respect to each Distribution Date, a per annum rate, equal to the product of (x) the sum of (i) any Net Swap Payment owed to the Swap Provider for that Distribution Date and (ii) any Swap Termination Payment for that Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust, and (y) 12 divided by the aggregate Loan Balance of the Home Equity Loans as of the first day of the related Remittance Period.

DISTRIBUTIONS

On each Distribution Date, the Trustee will make the following disbursements and transfers from monies then on deposit in the certificate account with respect to the Home Equity Loans, which shall be net of the servicing fee, and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

A.  With respect to funds in the certificate account received with respect to Home Equity Loan Group 1:

1.  To the Trustee, the Trustee fee and any Transition Expenses for Home Equity Loan Group 1.

2.  Concurrently, to the Group 1 Certificates, the related Class Monthly Interest Amount and any Class Interest Carryover Shortfall for the Distribution Date.

3.  The remaining amount pursuant to clause C. below.

B.  With respect to funds in the certificate account received with respect to Home Equity Loan Group 2:

1.  To the Trustee, the Trustee fee and any Transition Expenses for Home Equity Loan Group 2.

2.  Concurrently, to each class of Group 2 Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such class of Group 2 Certificates on a pro rata basis based on each Group 2 Certificate's Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Group 2 Certificates.

3.  The remaining amount pursuant to clause C. below.

C.  With respect to any remaining amounts in the certificate account received with respect to Home Equity Loan Group 1 and Home Equity Loan Group 2:

1.  Concurrently, to the Senior Certificates in both Certificate Groups, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall to the extent not paid pursuant to clauses A. and B. above on the applicable Distribution Date, allocated among each such class of Senior Certificates on a pro rata basis based on the amount that would have been distributed to each such class in the absence of such shortfall.

2.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date.

3.

To the Senior Certificates, an amount up to the Senior Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

(i) To the Group 1 Certificates, the Group 1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

(ii) To the Group 2 Certificates, the Group 2 Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective certificate principal balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Group 2 Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

(iii) To the Group 1 Certificates, the remaining Group 2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

(iv) To the Group 2 Certificates, the remaining Group 1 Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective certificate principal balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the remaining Group 1 Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

4.

To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

5.

To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

6.

To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

7.

To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

8.

To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

9.

To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

10.

To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

11.

To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

12.

To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

13. To the Class M-10 Certificates, the Class M-10 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

14.

To the Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in subclauses 3 through 13 of this clause C.

15.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case, first (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

16.

To the Net WAC Cap Carryover Reserve Account, the amounts required under the pooling and servicing agreement for distribution in accordance with subclauses 17 and 18 of this Clause C.

17.

Concurrently, (i) to the Group 1 Certificates, the Group 1 Net WAC Cap Carryover from and to the extent of amounts on deposit in the Net WAC Cap Carryover Reserve Account with respect to Group 1 and (ii) to the Group 2 Certificates, the Group 2 Net WAC Cap Carryover, pro rata, based on such amount, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account with respect to Group 2.

18.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Subordinate Net WAC Cap Carryover, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

19.

To the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event.

20.

To the Trustee as reimbursement for all reimbursable expenses incurred in connection with its duties and obligations under the pooling and servicing agreement to the extent not paid as Trustee fees or Transition Expenses pursuant to subclauses A.1 and B.1 above.

21.

To the holders of the Issuing Entity's residual certificates, the remainder as provided in the pooling and servicing agreement.

CERTAIN DEFINITIONS
Aggregate Principal Amount:	Means, as to any Distribution Date, the sum of the Basic Principal Amounts for each Home Equity Loan Group.
Basic Principal Amount:

With respect to the related Home Equity Loan Group and each Distribution Date shall be the sum of (without duplication):  (A) the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Remittance Period and any prepayments on the related Home Equity Loans made on behalf of the obligors on Home Equity Loans in the related Home Equity Loan Group actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (B) the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was purchased or repurchased by Nationstar Mortgage or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (C) any substitution amounts relating to principal, delivered by Nationstar Mortgage on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan, to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (D) all net liquidation proceeds, and all subsequent recoveries, actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent the net liquidation proceeds or subsequent recoveries relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; and (E) the principal portion of the proceeds received by the Trustee upon termination of the Issuing Entity.

Class Interest Carryover Shortfall:

Means, with respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the holders of the Certificates of that class on the preceding Distribution Date plus (2) one month's interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

Class M-1 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and (B) the certificate principal balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 60.20% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-2 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and Class M-1 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and (C) the certificate principal balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 67.90% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-3 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 72.50% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-4 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date and (E) the certificate principal balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 76.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-5 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date and (b)  on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, and (F) the certificate principal balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) approximately 79.50% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-6 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, and (G) the certificate principal balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) approximately 81.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-7 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, and (H) the certificate principal balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 84.50% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-8 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, and (I) the certificate principal balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 86.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-9 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, and (J) the certificate principal balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 89.40% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-10 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount  and Class M-9 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, (J) the certificate principal balance of the Class M-9 Certificates, after taking into account distribution of the Class M-9 Principal Distribution Amount for the applicable Distribution Date, and (K) the certificate principal balance of the Class M-10 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 93.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class Monthly Interest Amount:

With respect to each class of Senior Certificates and Subordinate Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related interest accrual period at the related Certificate Rate on the certificate principal balance of the related Senior Certificates and Subordinate Certificates.  On any Distribution Date, the Senior Certificates and Subordinate Certificates are each subject to their related Net WAC Cap.

Class Principal Carryover Shortfall:

Means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the certificate principal balance of that class of Subordinate Certificates on the applicable Distribution Date attributable to the allocation of realized losses and (y) the amount of any such reductions on prior Distribution Dates over (2) the sum of (x) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates and (y) the amount of any increases in the certificate principal balance of such class of Subordinate Certificates resulting from subsequent recoveries.

Cumulative Loss Trigger Event:

Shall have occurred with respect to any Distribution Date and the Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period (less the aggregate amount of subsequent recoveries with respect to the Home Equity Loans during such period) by (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date

Loss Percentage

July 2009 to June 2010

1.75% for the first month, plus an additional 1/12th of 2.15% for each month thereafter.

July 2010 to June 2011

3.90% for the first month, plus an additional 1/12th of 2.35% for each month thereafter.

July 2011 to June 2012

6.25% for the first month, plus an additional 1/12th of 1.90% for each month thereafter.

July 2012 to June 2013

8.15% for the first month, plus an additional 1/12th of 1.10% for each month thereafter.

July 2013 and June 2014

9.25% for the first month, plus an additional 1/12th of 0.15% for each month thereafter.

July 2014 and therafter

9.40%.

Delinquency Amount:

Means, with respect to any Remittance Period, the sum, without duplication, of the aggregate principal balance of the Home Equity Loans that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure and (4) REO properties, each as of the last day of such Remittance Period.

Delinquency Event:	Shall have occurred and be continuing if at any time the 60+ Delinquency Percentage (Rolling Three Month) exceeds [32.10]% of the Senior Enhancement Percentage.
Excess Interest:	Means, with respect to any Distribution Date, the amounts remaining, if any, after the application of payments pursuant to subclauses 1 through 13 of Clause C under the caption "DISTRIBUTIONS" above.
Excess Overcollateralization Amount:

Means, with respect to any Distribution Date, the lesser of (1) the Aggregate Principal Amount for the Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming only 100% of the Aggregate Principal Amount is distributed on the Certificates, over (y) the Required Overcollateralization Amount.

Group 1 Allocation Percentage:

Means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 1 Home Equity Loans, and the denominator of which is the aggregate Basic Principal Amount.

Group 1 Principal Distribution Amount:

Means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the product of (i) the Principal Distribution Amount and (ii) the Group 1 Allocation Percentage and (2) the aggregate certificate principal balance of the Group 1 Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the excess, if any, of (x) the aggregate certificate principal balances of the Group 1 Certificates immediately prior to that Distribution Date over (y) the lesser of (A) approximately 49.80% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the  Group 1 Home Equity Loans as of the last day of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the Cut-Off Date.

Group 2 Allocation Percentage:

Means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 2 Home Equity Loans, and the denominator of which is the aggregate Basic Principal Amount.

Group 2 Principal Distribution Amount:

Means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the product of (i) the Principal Distribution Amount and (ii) the Group 2 Allocation Percentage and (2) the aggregate certificate principal balance of the Group 2 Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the excess, if any, of (x) the aggregate certificate principal balances of the Group 2 Certificates immediately prior to that Distribution Date over (y) the lesser of (A) approximately 49.80% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the  Group 2 Home Equity Loans as of the last day of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the Cut-Off Date.

Loan Balance:

Means, with respect to any Home Equity Loan as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Home Equity Loan through such date of determination.

Monthly Remittance Date:	Means the 18th day of each month, or if the 18th day is not a business day, the preceding business day.
Net Subordination Deficiency:	Means, with respect to any Distribution Date, the excess, if any, of (1) the Subordination Deficiency for that Distribution Date over (2) the Excess Interest for that Distribution Date.
OC Floor:	Means an amount equal to 0.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.
Overcollateralization Amount:

Means, with respect to each Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans as of the close of business on the last day of the related Remittance Period over (2) the aggregate certificate principal balance of the Senior Certificates and Subordinate Certificates and the Class P Certificates as of that Distribution Date (after taking into account the payment of the Principal Distribution Amount on that Distribution Date).

Principal Distribution Amount:

Means, with respect to any Distribution Date, the lesser of (1) the aggregate certificate principal balances of the Senior Certificates and Subordinate Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Aggregate Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

Required Overcollateralization Amount:

Means, with respect to any Distribution Date (1) prior to the Stepdown Date, the product of (x) 3.50% and (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 3.50% and the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date and (y) the product of 7.00% and the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each Distribution Date during the continuance of a Trigger Event, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

Senior Principal Distribution Amount:	Means, the sum of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount.
60+ Delinquency Percentage (Rolling Three Month):

Means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Remittance Period, and the denominator of each of which is the aggregate Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

Stepdown Date:

Means the earlier to occur of (1) the Distribution Date immediately following the Distribution Date on which the aggregate certificate principal balances of the Senior Certificates are reduced to zero, and (2) the later to occur of (A) the July 2010 Distribution Date, and (B) the first Distribution Date on which the Senior Enhancement Percentage, after giving effect to the distribution of the Aggregate Principal Amount only on that Distribution Date, is at least equal to approximately 50.20%.

Subordination Deficiency:

Means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Aggregate Principal Amount on that Distribution Date.

Subordination Increase Amount:	Means, with respect to any Distribution Date, the lesser of (1) the Subordination Deficiency for that Distribution Date and (2) the Excess Interest for that Distribution Date.
Swap Provider Trigger Event:

Means a Swap Termination Payment that is triggered upon: (i) an Event of Default (as defined in the Swap Agreement) with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party.

Transition Expenses:

Means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer; provided that the amount shall not exceed $50,000 in any one calendar year (and no more than $100,000 during the term of the Issuing Entity).

Trigger Event:	Means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

SCHEDULED NOTIONAL AMOUNTS

FOR THE SWAP AGREEMENT*

Distribution Date	Notional Amount($)	Distribution Date	Notional Amount($)
7/25/2007	N/A	5/25/2010	120,603,861
8/25/2007	691,400,151	6/25/2010	117,137,576
9/25/2007	682,122,620	7/25/2010	113,770,000
10/25/2007	671,076,807	8/25/2010	110,498,340
11/25/2007	658,279,709	9/25/2010	107,319,880
12/25/2007	643,761,799	10/25/2010	104,231,984
1/25/2008	627,568,460	11/25/2010	101,232,086
2/25/2008	609,760,283	12/25/2010	98,317,697
3/25/2008	590,411,706	1/25/2011	95,486,394
4/25/2008	569,617,588	2/25/2011	92,735,825
5/25/2008	548,093,472	3/25/2011	90,063,703
6/25/2008	527,318,443	4/25/2011	87,467,806
7/25/2008	507,275,880	5/25/2011	84,945,975
8/25/2008	487,939,526	6/25/2011	82,496,292
9/25/2008	469,284,077	7/25/2011	80,116,528
10/25/2008	451,285,150	8/25/2011	77,804,701
11/25/2008	433,919,257	9/25/2011	75,558,887
12/25/2008	417,163,747	10/25/2011	73,377,213
1/25/2009	400,996,800	11/25/2011	71,257,861
2/25/2009	385,387,405	12/25/2011	69,199,063
3/25/2009	367,078,288	1/25/2012	67,199,102
4/25/2009	343,272,321	2/25/2012	65,256,309
5/25/2009	321,085,304	3/25/2012	63,369,062
6/25/2009	300,415,348	4/25/2012	61,528,638
7/25/2009	281,121,846	5/25/2012	59,748,308
8/25/2009	263,109,803	6/25/2012	58,019,582
9/25/2009	248,266,345	7/25/2012	56,340,306
10/25/2009	238,201,095	8/25/2012	54,709,076
11/25/2009	156,336,276	9/25/2012	53,124,527
12/25/2009	151,719,950	10/25/2012	51,585,335
1/25/2010	147,240,042	11/25/2012	50,090,212
2/25/2010	142,892,496	12/25/2012	48,637,905
3/25/2010	138,673,377	1/25/2013	47,227,199
4/25/2010	129,657,483	2/25/2013	45,856,912

* Each notional amount is based on the characteristics of the Home Equity Loans as of the Statistical Calculation Date.

BOND SUMMARY (TO CALL / MATURITY)

Class 1-AV-1 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	4.87	3.33	2.32	1.36	1.09
Modified Duration (yrs.)*	3.85	2.83	2.06	1.28	1.04
First Principal Payment Date	7/25/2007	7/25/2007	7/25/2007	7/25/2007	7/25/2007
Last Principal Payment Date	2/25/2023	2/25/2018	10/25/2014	2/25/2010	6/25/2009
Principal End (mos.)	188	128	88	32	24
Class 1-AV-1 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	5.18	3.58	2.49	1.36	1.09
Modified Duration (yrs.)*	3.96	2.94	2.17	1.28	1.04
First Principal Payment Date	7/25/2007	7/25/2007	7/25/2007	7/25/2007	7/25/2007
Last Principal Payment Date	3/25/2037	9/25/2030	10/25/2023	2/25/2010	6/25/2009
Principal End (mos.)	357	279	196	32	24

*Assumes priced at par

COLLATERAL NET WAC RATE
Period	Pay Date	Collateral Net WAC % (1,2,4)	Collateral Net WAC % (1,3,4)	Period	Pay Date	Collateral Net WAC % (1,2,4)	Collateral Net WAC % (1,3,4)
1	7/25/2007	5.19	5.19	45	3/25/2011	10.72	18.32
2	8/25/2007	8.20	22.15	46	4/25/2011	9.75	17.30
3	9/25/2007	8.20	22.10	47	5/25/2011	10.07	17.63
4	10/25/2007	8.48	22.17	48	6/25/2011	9.74	17.28
5	11/25/2007	8.20	21.98	49	7/25/2011	10.06	17.57
6	12/25/2007	8.47	22.02	50	8/25/2011	9.73	17.22
7	1/25/2008	8.20	21.80	51	9/25/2011	9.73	17.20
8	2/25/2008	8.20	21.69	52	10/25/2011	10.05	17.52
9	3/25/2008	8.76	21.83	53	11/25/2011	9.72	17.20
10	4/25/2008	8.20	21.43	54	12/25/2011	10.04	17.49
11	5/25/2008	8.48	21.42	55	1/25/2012	9.71	17.14
12	6/25/2008	8.21	21.14	56	2/25/2012	9.71	17.11
13	7/25/2008	8.48	21.12	57	3/25/2012	10.37	17.75
14	8/25/2008	8.21	20.84	58	4/25/2012	9.70	17.06
15	9/25/2008	8.21	20.69	59	5/25/2012	10.02	17.36
16	10/25/2008	8.48	20.68	60	6/25/2012	9.69	17.02
17	11/25/2008	8.21	20.40	61	7/25/2012	10.01	17.31
18	12/25/2008	8.49	20.39	62	8/25/2012	9.68	16.96
19	1/25/2009	8.21	20.10	63	9/25/2012	9.68	16.93
20	2/25/2009	8.22	19.95	64	10/25/2012	10.00	17.22
21	3/25/2009	8.95	20.24	65	11/25/2012	9.67	16.87
22	4/25/2009	8.68	19.96	66	12/25/2012	9.99	17.16
23	5/25/2009	9.99	20.90	67	1/25/2013	9.66	16.82
24	6/25/2009	9.65	20.41	68	2/25/2013	9.66	16.79
25	7/25/2009	9.95	20.35	69	3/25/2013	10.69	12.58
26	8/25/2009	9.61	19.87	70	4/25/2013	9.65	11.35
27	9/25/2009	9.60	19.63	71	5/25/2013	9.97	11.72
28	10/25/2009	9.98	19.92	72	6/25/2013	9.64	11.33
29	11/25/2009	9.70	16.95	73	7/25/2013	9.96	11.70
30	12/25/2009	10.02	17.20	74	8/25/2013	9.63	11.31
31	1/25/2010	9.69	16.90	75	9/25/2013	9.63	11.30
32	2/25/2010	9.69	16.87	76	10/25/2013	9.94	11.67
33	3/25/2010	10.63	17.71	77	11/25/2013	9.62	11.28
34	4/25/2010	9.73	16.83	78	12/25/2013	9.94	11.64
35	5/25/2010	10.11	17.36	79	1/25/2014	9.61	11.26
36	6/25/2010	9.78	17.03	80	2/25/2014	9.61	11.25
37	7/25/2010	10.10	17.31	81	3/25/2014	10.63	12.44
38	8/25/2010	9.77	16.98	82	4/25/2014	9.60	11.23
39	9/25/2010	9.76	16.95	83	5/25/2014	9.91	11.59
40	10/25/2010	10.10	17.40	84	6/25/2014	9.59	11.21
41	11/25/2010	9.77	17.41	85	7/25/2014	9.91	11.57
42	12/25/2010	10.09	17.70	86	8/25/2014	9.58	11.19
43	1/25/2011	9.76	17.35	87	9/25/2014	9.58	11.18
44	2/25/2011	9.76	17.32	88	10/25/2014	9.89	11.54

(1)

Run to Call.

(2)

Assumes Static Indices:  1-Month LIBOR = 5.3200%, 6-Month LIBOR = 5.3700%, and 12-Month LIBOR = 5.3403%.

(3)

Assumes 1-Month LIBOR, 6-Month LIBOR and 12-Month LIBOR increase to a rate of 20% and payments are received from the related swap agreement and assumes no losses.

(4)

Assumed swap strike rate of 5.15%.

EXCESS SPREAD

Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	FWD 12 Month LIBOR (%)	Excess Spread Under STATIC LIBOR (%) (1,2,3,4,5,6)	Excess Spread Under FORWARD LIBOR (%) (1,2,3,5,6)	Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	FWD 12 Month LIBOR (%)	Excess Spread Under STATIC LIBOR (%) (1,2,3,4,5,6)	Excess Spread Under FORWARD LIBOR (%) (1,2,3,5,6)
1	5.3200	5.3700	5.3403	0.70	0.70	45	5.0365	5.1244	5.2185	4.92	4.93
2	5.3357	5.3522	5.3166	3.18	3.18	46	5.0369	5.1389	5.2264	4.58	4.61
3	5.3509	5.3235	5.2888	3.18	3.18	47	5.0358	5.1528	5.2359	4.69	4.73
4	5.2993	5.2876	5.2572	3.19	3.19	48	5.0353	5.1686	5.2432	4.57	4.62
5	5.2990	5.2476	5.2264	3.17	3.17	49	5.1195	5.1834	5.2515	4.68	4.68
6	5.2502	5.2119	5.1979	3.19	3.19	50	5.1224	5.1851	5.2598	4.56	4.56
7	5.2151	5.1695	5.1699	3.17	3.17	51	5.1233	5.1865	5.2690	4.56	4.56
8	5.1667	5.1407	5.1413	3.17	3.18	52	5.1244	5.1867	5.2772	4.67	4.67
9	5.1407	5.1179	5.1165	3.21	3.22	53	5.1265	5.1893	5.2874	4.55	4.57
10	5.0838	5.0968	5.0928	3.16	3.18	54	5.1271	5.1887	5.2948	4.66	4.68
11	5.0735	5.0790	5.0699	3.19	3.21	55	5.1286	5.1898	5.3031	4.54	4.56
12	5.0002	5.0608	5.0479	3.16	3.19	56	5.1297	5.2055	5.3126	4.53	4.55
13	5.0456	5.0505	5.0290	3.18	3.21	57	5.1299	5.2224	5.3210	4.76	4.77
14	5.0207	5.0269	5.0206	3.15	3.18	58	5.1326	5.2398	5.3290	4.52	4.55
15	4.9968	5.0043	5.0149	3.15	3.19	59	5.1319	5.2581	5.3390	4.63	4.68
16	4.9709	4.9798	5.0102	3.18	3.23	60	5.1355	5.2745	5.3473	4.51	4.56
17	4.9490	4.9591	5.0075	3.14	3.19	61	5.2162	5.2913	5.3562	4.62	4.63
18	4.9249	4.9363	5.0058	3.18	3.24	62	5.2190	5.2943	5.3633	4.50	4.51
19	4.9004	4.9131	5.0056	3.14	3.20	63	5.2214	5.2960	5.3683	4.50	4.50
20	4.8784	4.9214	5.0068	3.14	3.21	64	5.2244	5.2967	5.3743	4.61	4.62
21	4.8551	4.9338	5.0100	3.28	3.35	65	5.2257	5.2991	5.3807	4.49	4.51
22	4.8340	4.9505	5.0134	3.61	3.69	66	5.2271	5.3002	5.3861	4.60	4.62
23	4.8111	4.9655	5.0179	4.67	4.67	67	5.2296	5.3021	5.3918	4.48	4.50
24	4.7889	4.9845	5.0241	4.60	4.61	68	5.2310	5.3118	5.3978	4.47	4.49
25	4.9618	5.0073	5.0329	4.63	4.61	69	5.2312	5.3203	5.4034	4.89	4.93
26	4.9547	5.0003	5.0391	4.55	4.55	70	5.2345	5.3304	5.4086	4.34	4.40
27	4.9470	4.9928	5.0466	4.53	4.54	71	5.2347	5.3398	5.4146	4.52	4.58
28	4.9378	4.9833	5.0555	4.65	4.61	72	5.2362	5.3488	5.4197	4.33	4.40
29	4.9307	4.9764	5.0636	4.56	4.57	73	5.2861	5.3577	5.4253	4.51	4.53
30	4.9227	4.9683	5.0745	4.66	4.67	74	5.2876	5.3597	5.4311	4.32	4.34
31	4.9146	4.9606	5.0836	4.55	4.57	75	5.2892	5.3611	5.4363	4.32	4.33
32	4.9073	4.9794	5.0943	4.55	4.57	76	5.2908	5.3611	5.4429	4.50	4.51
33	4.8977	5.0036	5.1067	4.86	4.87	77	5.2923	5.3627	5.4473	4.31	4.33
34	4.8911	5.0259	5.1179	4.59	4.63	78	5.2931	5.3633	5.4525	4.49	4.51
35	4.8834	5.0477	5.1300	4.75	4.82	79	5.2947	5.3646	5.4586	4.30	4.32
36	4.8761	5.0737	5.1431	4.64	4.72	80	5.2958	5.3755	5.4629	4.30	4.32
37	5.0395	5.0996	5.1580	4.75	4.73	81	5.2956	5.3859	5.4681	4.84	4.86
38	5.0399	5.0996	5.1647	4.50	4.50	82	5.2979	5.3988	5.4727	4.29	4.31
39	5.0401	5.0995	5.1731	4.55	4.55	83	5.2979	5.4083	5.4779	4.47	4.50
40	5.0393	5.0975	5.1796	4.69	4.69	84	5.2989	5.4191	5.4826	4.28	4.31
41	5.0401	5.0972	5.1867	4.59	4.61	85	5.2989	5.4191	5.4826	4.46	4.49
42	5.0387	5.0964	5.1949	4.70	4.72	86	5.2989	5.4191	5.4826	4.27	4.31
43	5.0386	5.0957	5.2020	4.59	4.61	87	5.2989	5.4191	5.4826	4.27	4.30
44	5.0385	5.1089	5.2101	4.58	4.60	88	5.2989	5.4191	5.4826	4.44	4.48

(1)

The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 100% ARM PPC and 115%  FRM PPC to the Clean-up Call Date (30/360 basis).

(2)

Calculated as (a) interest collections on the collateral (net of the trust administrations, servicing fees, swap fees and net swap payments owed and plus reserve amounts and any net swap payments recieved), less total interest on the Certificates (prior to payments of any Net WAC Carryover) divided by (b) collateral balance as of the beginning period, such amount multiplied by 12.

(3)

Assumes proceeds from the Swap Agreement are included.

(4)   Assumes Static Indices:  1-Month LIBOR = 5.3200%, 6-Month LIBOR = 5.3700%, and 12-Month LIBOR = 5.3403%.

(5)   $253,000 of reserve in first period included in calculation.

(6)     Assumed swap strike rate of 5.15%.

All Home Equity Loans

As of the Statistical Calculation Date

		Minimum	Maximum
Scheduled Principal Balance	$750,452,727	$2,968	$1,109,902
Average Scheduled Principal Balance	$167,139
Number of Mortgage Loans	4,490

Weighted Average Current Gross Coupon	8.998%	5.950%	18.125%
Non-Zero Weighted Average FICO Score	602	400	812
Weighted Average Original Combined LTV	85.17%	7.59%	100.00%

Weighted Average Original Term	355 months	60 months	360 months
Weighted Average Stated Remaining Term	351 months	22 months	360 months
Weighted Average Seasoning	4 months	0 months	109 months

Non-Zero Weighted Average Gross Margin	6.445%	2.391%	12.800%
Non-Zero Weighted Average Minimum Interest Rate	8.701%	5.950%	14.400%
Non-Zero Weighted Average Maximum Interest Rate	15.695%	12.750%	21.400%
Non-Zero Weighted Average Initial Rate Cap	2.915%	1.000%	3.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.491%	1.000%	1.500%
Weighted Average Months to Roll	24 months	1 month	58 months

Maturity Date		February 2, 2009	June 15, 2037
Maximum Zip Code Concentration	0.36% (92532)
		First Lien	97.33%
ARM	60.60%	Second Lien	2.67%
Fixed Rate	39.40%
		Full Documentation	73.47%
2/28 6 MO LIBOR	23.25%	Limited Documentation	6.30%
2/28 6 MO LIBOR 40/30 Balloon	18.97%	No Income Verification	20.23%
2/28 6 MO LIBOR 50/30 Balloon	12.50%
2/28 6 MO LIBOR IO	0.06%	Cash Out Refinance	59.12%
3/27 6 MO LIBOR	2.50%	Purchase	25.55%
3/27 6 MO LIBOR 40/30 Balloon	2.17%	Rate/Term Refinance	15.34%
3/27 6 MO LIBOR 50/30 Balloon	0.66%
3/27 6 MO LIBOR IO	0.36%	Single Family	75.61%
5/25 1 YR LIBOR	0.01%	PUD	15.63%
6 MO LIBOR	0.12%	Condominium	4.90%
Fixed Rate	33.99%	Townhouse	2.47%
Fixed Rate 30/15 Balloon	0.17%	Two-Four Family	1.01%
Fixed Rate 30/25 Balloon	0.01%	Manufactured Home	0.38%
Fixed Rate 40/30 Balloon	4.10%
Fixed Rate 50/30 Balloon	1.13%	Owner Occupied	99.01%
		Second Home	0.53%
Interest Only	0.42%	Investor Owned	0.46%
Not Interest Only	99.58%
		Top 5 States:
Prepay Penalty: 0 months	36.63%	California	19.33%
Prepay Penalty: 12 months	4.18%	Florida	11.72%
Prepay Penalty: 24 months	17.18%	Texas	11.05%
Prepay Penalty: 36 months	40.68%	Virginia	5.20%
Prepay Penalty: 60 months	1.33%	Arizona	5.20%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF ALL HOME EQUITY LOANS (1)

Geographic Distribution	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Alabama	12	$ 1,462,240.23	0.19%	9.896%	345	85.63%	628
Arizona	213	38,987,284.29	5.20	8.718	355	87.15	608
Arkansas	30	2,367,654.42	0.32	10.005	325	85.26	562
California	463	145,063,481.50	19.33	8.279	358	87.78	617
Colorado	55	10,630,283.19	1.42	8.663	355	90.76	607
Connecticut	58	10,673,361.30	1.42	9.168	356	82.69	599
Delaware	31	5,579,539.58	0.74	9.152	355	84.84	591
Florida	489	87,931,037.09	11.72	8.756	354	85.08	603
Georgia	121	16,321,457.79	2.17	10.074	345	86.17	588
Idaho	29	3,929,546.40	0.52	8.779	347	81.00	585
Illinois	37	5,700,410.20	0.76	9.691	345	92.51	599
Indiana	75	7,120,872.94	0.95	9.446	348	89.65	610
Iowa	11	1,029,538.49	0.14	10.289	345	89.03	597
Kansas	27	2,111,765.61	0.28	9.813	335	87.73	581
Kentucky	46	4,644,184.78	0.62	9.659	354	84.27	583
Louisiana	61	8,112,072.54	1.08	9.378	348	85.81	580
Maine	15	1,723,123.45	0.23	9.474	349	84.23	593
Maryland	130	29,102,940.00	3.88	8.559	354	84.03	600
Massachusetts	57	11,320,015.68	1.51	9.573	354	81.23	596
Michigan	97	14,155,695.89	1.89	9.467	353	88.34	597
Minnesota	13	1,715,978.49	0.23	9.931	357	83.67	598
Mississippi	17	913,584.35	0.12	11.012	274	83.82	555
Missouri	54	6,648,367.55	0.89	9.467	346	90.61	584
Montana	6	638,488.05	0.09	9.538	359	84.13	579
Nebraska	8	749,536.39	0.10	9.710	344	86.77	574
Nevada	72	18,240,386.79	2.43	8.642	355	88.25	604
New Hampshire	24	3,916,153.14	0.52	9.065	354	83.15	619
New Jersey	139	30,677,145.48	4.09	9.167	352	79.47	595
New Mexico	45	5,829,528.50	0.78	9.759	348	87.50	583
New York	136	22,403,274.08	2.99	9.214	344	81.10	609
North Carolina	149	18,658,987.53	2.49	10.058	340	86.30	588
North Dakota	1	74,911.38	0.01	8.640	357	100.00	598
Ohio	127	14,653,629.42	1.95	9.859	340	86.95	594
Oklahoma	60	5,158,976.76	0.69	9.697	349	84.97	592
Oregon	37	7,224,435.45	0.96	9.012	357	84.44	590
Pennsylvania	201	27,054,249.69	3.61	9.228	347	82.17	583
Rhode Island	12	3,449,552.57	0.46	8.982	355	83.37	581
South Carolina	72	8,970,818.77	1.20	9.921	346	83.83	587
South Dakota	4	281,164.74	0.04	9.666	351	87.45	569
Tennessee	49	4,939,471.28	0.66	10.209	332	86.90	581
Texas	789	82,901,799.21	11.05	9.475	339	81.84	596
Utah	21	3,557,719.96	0.47	8.625	356	86.86	598
Vermont	33	4,405,131.66	0.59	9.528	359	72.28	584
Virginia	200	38,996,241.14	5.20	8.741	352	85.91	599
Washington	114	23,403,208.97	3.12	8.679	356	83.98	615
West Virginia	15	2,464,236.96	0.33	9.505	352	90.16	588
Wisconsin	31	3,939,581.07	0.52	9.715	354	86.48	612
Wyoming	4	619,662.05	0.08	8.290	341	82.01	634
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF ALL HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	200	$ 20,382,887.66	2.72%	9.019%	325	39.59%	599
50.00- 54.99	83	10,054,868.24	1.34	9.232	342	52.29	586
55.00- 59.99	98	11,637,206.84	1.55	8.840	340	57.18	601
60.00- 64.99	126	15,410,175.02	2.05	9.163	340	62.40	592
65.00- 69.99	206	28,223,853.49	3.76	9.061	349	67.17	586
70.00- 74.99	268	37,907,923.48	5.05	9.179	348	71.99	588
75.00- 79.99	397	57,721,188.36	7.69	9.234	350	76.65	584
80.00	445	60,360,584.95	8.04	9.081	342	80.00	606
80.01- 85.00	488	83,112,069.87	11.07	9.130	352	82.58	583
85.01- 90.00	824	148,989,846.66	19.85	9.161	353	88.48	593
90.01- 95.00	434	82,850,899.99	11.04	8.932	354	92.62	606
95.01- 100.00	921	193,801,222.24	25.82	8.684	356	99.88	625
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of all of the Home Equity Loans is approximately 85.17%.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

CURRENT GROSS COUPON RATES OF ALL HOME EQUITY LOANS (1)

Range of Current Gross Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
5.500 - 5.999	3	$ 1,238,792.34	0.17%	5.950%	358	100.00%	650
6.000 - 6.499	23	7,312,865.70	0.97	6.237	358	90.70	635
6.500 - 6.999	185	46,328,209.04	6.17	6.809	350	83.54	633
7.000 - 7.499	167	43,033,621.92	5.73	7.249	355	85.13	624
7.500 - 7.999	428	96,744,256.52	12.89	7.777	354	85.88	618
8.000 - 8.499	461	97,727,641.71	13.02	8.269	355	86.20	616
8.500 - 8.999	628	123,029,209.67	16.39	8.746	353	86.80	607
9.000 - 9.499	475	87,386,237.15	11.64	9.250	356	85.39	599
9.500 - 9.999	539	86,901,422.87	11.58	9.747	353	87.00	591
10.000 - 10.499	414	62,063,325.20	8.27	10.236	354	82.93	569
10.500 - 10.999	319	37,837,467.00	5.04	10.718	341	82.24	567
11.000 - 11.499	147	14,106,167.84	1.88	11.251	337	80.08	564
11.500 - 11.999	226	17,878,258.37	2.38	11.772	330	78.84	569
12.000 - 12.499	163	13,561,573.49	1.81	12.198	333	80.09	569
12.500 - 12.999	121	6,428,739.64	0.86	12.703	297	84.07	578
13.000 - 13.499	65	3,076,918.81	0.41	13.218	292	85.48	598
13.500 - 13.999	71	3,137,042.06	0.42	13.765	288	81.95	578
14.000 - 14.499	29	1,576,716.41	0.21	14.223	313	83.80	571
14.500 - 14.999	12	514,047.12	0.07	14.649	284	77.49	534
15.000 - 15.499	7	185,097.11	0.02	15.135	245	75.40	548
15.500 - 15.999	3	221,762.04	0.03	15.875	296	84.33	497
16.000 - 16.499	2	80,139.93	0.01	16.179	298	76.00	566
16.500 - 16.999	1	34,288.60	0.00	16.500	276	74.84	426
18.000 - 18.499	1	48,926.26	0.01	18.125	298	64.29	527
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

The weighted average Current Gross Coupon Rate of all of the Home Equity Loans is approximately 8.998%.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

STATISTICAL CALCULATION DATE
LOAN BALANCES OF ALL HOME EQUITY LOANS (1)

Range of Statistical Calculation Date Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	477	$ 15,529,937.56	2.07%	11.853%	258	78.82%	590
50,000.01 - 100,000.00	1,133	88,203,813.73	11.75	10.135	332	77.56	592
100,000.01 - 150,000.00	961	118,684,276.25	15.82	9.391	350	81.56	593
150,000.01 - 200,000.00	606	105,217,548.95	14.02	9.137	356	84.72	597
200,000.01 - 250,000.00	417	93,478,315.62	12.46	8.801	356	85.64	600
250,000.01 - 300,000.00	303	82,843,129.06	11.04	8.673	358	87.57	607
300,000.01 - 350,000.00	187	60,482,295.73	8.06	8.550	358	87.34	609
350,000.01 - 400,000.00	134	50,329,984.29	6.71	8.351	359	88.17	615
400,000.01 - 450,000.00	110	46,797,788.53	6.24	8.249	358	90.49	614
450,000.01 - 500,000.00	61	28,881,175.10	3.85	8.255	358	90.81	606
500,000.01 - 550,000.00	40	21,054,978.46	2.81	8.085	354	89.18	616
550,000.01 - 600,000.00	24	13,727,715.89	1.83	8.005	358	91.08	599
600,000.01 - 650,000.00	19	11,832,435.17	1.58	8.543	358	92.81	602
650,000.01 - 700,000.00	11	7,474,489.13	1.00	9.334	359	89.17	616
700,000.01 - 750,000.00	2	1,479,600.00	0.20	8.001	359	91.56	644
750,000.01 - 800,000.00	1	794,177.69	0.11	7.045	352	90.49	462
800,000.01 - 850,000.00	2	1,645,773.60	0.22	7.575	357	92.85	622
850,000.01 - 900,000.00	1	885,390.00	0.12	8.050	360	80.49	518
1,000,000.01+	1	1,109,902.04	0.15	6.500	357	85.49	657
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

The average outstanding Statistical Calculation Date Loan Balance of all of the Home Equity Loans is approximately $167,139.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

TYPES OF MORTGAGED PROPERTIES OF ALL HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Single Family	3,598	$ 567,402,338.70	75.61%	9.066%	350	83.77%	599
PUD	556	117,282,650.51	15.63	8.787	356	89.97	609
Condominium	179	36,769,071.06	4.90	8.452	355	91.34	620
Townhouse	91	18,561,121.67	2.47	9.084	357	87.38	598
Two-Four Family	37	7,594,380.41	1.01	8.991	345	83.02	611
Manufactured Home	29	2,843,164.45	0.38	10.448	329	78.11	618
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

ORIGINAL TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
60	4	$ 205,329.55	0.03%	8.611%	59	44.71%	571
72	1	75,000.00	0.01	10.010	72	53.57	568
84	3	168,013.08	0.02	9.429	83	70.94	591
92	1	14,550.00	0.00	6.990	92	31.63	688
96	4	92,841.68	0.01	6.966	96	45.02	598
99	1	130,000.00	0.02	9.900	98	41.94	580
108	2	96,518.32	0.01	8.348	108	76.71	672
120	39	1,842,641.05	0.25	9.440	111	61.46	626
132	2	127,892.21	0.02	9.971	127	82.81	690
133	1	83,600.63	0.01	7.800	132	49.12	631
144	5	216,534.99	0.03	8.539	114	72.73	658
155	1	41,000.00	0.01	6.990	154	65.08	621
156	1	53,225.38	0.01	6.550	155	64.40	513
158	1	55,400.00	0.01	6.990	158	69.25	574
168	1	40,884.20	0.01	7.500	168	60.12	603
180	162	9,668,807.84	1.29	9.775	156	70.70	604
181	1	65,048.47	0.01	10.510	180	80.49	534
186	1	197,400.00	0.03	7.560	186	59.46	644
204	3	315,374.50	0.04	8.180	191	77.60	637
240	121	9,062,302.41	1.21	9.915	224	77.07	609
264	1	90,400.00	0.01	7.740	263	80.00	742
272	1	150,250.00	0.02	8.240	272	72.58	667
276	8	383,576.65	0.05	7.504	275	66.94	637
300	12	1,206,619.31	0.16	8.743	297	75.45	602
360	4,113	726,069,516.53	96.75	8.978	356	85.61	601
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

The weighted average Original Term to Maturity of all of the Home Equity Loans is approximately 355 months.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

REMAINING TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
1-60	22	$ 384,047.77	0.05%	10.233%	47	57.44%	587
61-120	126	4,984,331.12	0.66	10.551	103	69.60	579
121-180	124	9,201,500.01	1.23	9.439	172	70.30	614
181-240	84	8,017,540.03	1.07	9.428	236	75.89	623
241-300	318	20,098,940.91	2.68	11.433	273	80.66	540
301-360	3,816	707,766,366.96	94.31	8.906	359	85.72	603
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

The weighted average Remaining Term to Maturity of all of the Home Equity Loans is approximately 351 months.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

SEASONING OF ALL HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0	1,312	$ 222,260,818.70	29.62%	9.250%	356	79.92%	589
1-6	2,630	494,830,262.66	65.94	8.739	354	87.72	611
7-12	97	10,391,234.62	1.38	9.927	347	85.78	578
19 - 24	2	168,499.55	0.02	8.055	338	89.91	522
61 - 66	57	2,901,885.25	0.39	12.645	252	74.19	520
67 - 72	33	1,456,730.03	0.19	11.632	242	78.34	519
73 - 78	30	1,725,875.40	0.23	11.805	251	79.71	519
79 - 84	16	771,313.76	0.10	11.754	248	78.83	496
85 - 90	56	3,200,464.85	0.43	11.913	235	82.13	510
91 - 96	48	2,419,716.38	0.32	11.094	243	83.46	544
97 - 102	202	10,110,434.30	1.35	11.567	236	82.22	553
103 - 108	6	184,310.51	0.02	12.505	220	77.68	486
109 - 114	1	31,180.79	0.00	10.375	251	80.00	607
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

The weighted average Seasoning of all of the Home Equity Loans is approximately 4 months.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

CURRENT DELINQUENCY STATUS OF ALL HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Current	4,436	$ 746,024,611.65	99.41%	8.989%	351	85.16%	602
Delinquent 30-59 Days	54	4,428,115.15	0.59	10.402	290	86.76	548
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 30-59 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	3,852	$ 636,938,509.98	84.87%	8.935%	350	85.95%	607
1	388	70,304,079.62	9.37	9.153	355	82.11	582
2	141	25,431,547.19	3.39	9.581	355	78.18	558
3	87	13,960,570.94	1.86	9.616	356	80.66	555
4	14	2,367,495.89	0.32	10.294	359	73.77	571
5	5	884,489.98	0.12	10.729	359	76.16	523
6	2	309,437.92	0.04	9.793	336	80.35	527
9	1	256,595.28	0.03	12.170	359	75.49	516
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 60-89 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	4,406	$ 738,575,082.17	98.42%	8.970%	351	85.35%	603
1	48	7,201,384.12	0.96	10.422	354	76.77	546
2	29	3,960,196.26	0.53	11.192	354	69.04	539
3	5	454,350.87	0.06	10.827	357	72.68	523
4	1	53,225.38	0.01	6.550	155	64.40	513
6	1	208,488.00	0.03	11.780	360	71.40	539
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 90 Days or More Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	4,476	$ 748,705,380.84	99.77%	8.993%	351	85.20%	602
1	13	1,624,381.63	0.22	11.099	353	71.56	550
2	1	122,964.33	0.02	11.940	359	66.49	532
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

OCCUPANCY STATUS OF ALL HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Owner Occupied	4,418	$ 743,009,595.90	99.01%	8.986%	351	85.33%	602
Second Home	27	3,974,563.38	0.53	9.450	354	68.96	613
Investor Owned	45	3,468,567.52	0.46	10.863	338	68.90	606
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

LIEN POSITIONS OF ALL HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
First Lien	4,122	$ 730,388,777.37	97.33%	8.909%	351	85.12%	600
Second Lien	368	20,063,949.43	2.67	12.215	332	86.86	643
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

DOCUMENTATION TYPES OF ALL HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Full Documentation	3,564	$ 551,346,365.27	73.47%	8.988%	350	86.16%	597
No Income Verification	698	151,795,319.75	20.23	8.979	355	82.00	619
Limited Documentation	228	47,311,041.78	6.30	9.173	353	83.77	602
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

CREDIT GRADES OF ALL HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
A+	1,370	$ 267,626,935.89	35.66%	8.422%	355	91.03%	630
A1	1,614	279,447,613.22	37.24	8.814	350	84.86	610
A2	780	113,714,165.47	15.15	9.584	347	80.53	565
B	438	59,917,792.18	7.98	10.295	349	75.10	537
C1	185	19,547,206.36	2.60	10.779	338	75.80	535
C2	88	8,671,938.11	1.16	11.471	339	68.07	542
D	14	1,317,173.55	0.18	12.349	329	66.32	551
F	1	209,902.02	0.03	9.750	358	100.00	642
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

CREDIT SCORES OF ALL HOME EQUITY LOANS (1)

Range of Credit Scores (2)(3)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(4)
None	2	$ 289,440.94	0.04%	9.058%	350	68.72%	0
400 - 499	177	13,382,958.42	1.78	11.130	287	80.54	467
500 - 524	300	41,992,315.49	5.60	10.397	348	76.62	511
525 - 549	416	63,159,563.37	8.42	9.793	350	78.98	536
550 - 574	538	86,210,296.43	11.49	9.186	352	81.08	563
575 - 599	853	155,549,699.53	20.73	9.040	355	86.90	588
600 - 624	826	151,342,656.05	20.17	8.665	354	87.86	612
625 - 649	636	114,369,632.57	15.24	8.604	352	87.71	638
650 - 674	406	74,719,297.18	9.96	8.454	352	87.06	661
675 - 699	180	27,644,178.40	3.68	8.467	344	87.89	685
700+	156	21,792,688.42	2.90	8.550	342	84.49	729
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

The non-zero weighted average Credit Score of all of the Home Equity Loans is approximately 602.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “None” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes two Home Equity Loans for which a credit score is not available.

PRODUCT TYPES OF ALL HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2/28 6 MO LIBOR	950	$ 174,514,059.36	23.25%	9.220%	357	83.97%	576
2/28 6 MO LIBOR 40/30 Balloon	505	142,377,035.60	18.97	8.411	359	88.80	605
2/28 6 MO LIBOR 50/30 Balloon	296	93,832,009.72	12.50	8.194	358	94.04	629
2/28 6 MO LIBOR IO	1	453,418.00	0.06	8.500	357	100.00	638
3/27 6 MO LIBOR	112	18,728,302.71	2.50	9.054	359	84.79	590
3/27 6 MO LIBOR 40/30 Balloon	83	16,305,460.55	2.17	8.848	358	82.23	590
3/27 6 MO LIBOR 50/30 Balloon	16	4,931,536.03	0.66	7.685	358	92.97	657
3/27 6 MO LIBOR IO	14	2,673,799.99	0.36	9.325	359	87.62	614
5/25 1 YR LIBOR	1	78,313.86	0.01	8.990	358	70.00	613
6 MO LIBOR	11	890,502.67	0.12	11.511	294	83.76	561
Fixed Rate	2,305	255,115,883.72	33.99	9.517	339	80.67	605
Fixed Rate 30/15 Balloon	20	1,250,716.88	0.17	11.402	142	88.33	579
Fixed Rate 30/25 Balloon	1	73,911.86	0.01	8.790	300	75.49	602
Fixed Rate 40/30 Balloon	142	30,741,939.01	4.10	8.821	358	85.05	622
Fixed Rate 50/30 Balloon	33	8,485,836.84	1.13	8.405	359	86.74	624
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

PREPAYMENT PENALTIES AS OF ORIGINATION OF ALL HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Prepay Penalty: 0 months	1,922	$ 274,911,060.35	36.63%	9.446%	348	82.74%	595
Prepay Penalty: 12 months	195	31,358,188.66	4.18	8.684	341	80.35	625
Prepay Penalty: 24 months	555	128,916,635.90	17.18	8.478	358	91.24	606
Prepay Penalty: 36 months	1,651	305,291,023.54	40.68	8.762	355	85.36	605
Prepay Penalty: 60 months	167	9,975,818.35	1.33	11.539	244	82.92	534
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

__________________

(1)  The non-zero weighted average Prepayment Penalty of all of the Home Equity Loans is approximately 32 months.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

PURPOSE OF ALL HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	2,893	$ 443,630,338.30	59.12%	9.097%	348	80.76%	597
Purchase	986	191,737,856.08	25.55	8.782	356	94.18	616
Rate/Term Refinance	611	115,084,532.42	15.34	8.975	352	87.13	594
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

DEBT TO INCOME RATIO OF ALL HOME EQUITY LOANS (1)

Range of Debt to Income Ratio (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
None	1	$ 82,685.21	0.01%	7.125%	238	61.48%	636
0.01 - 20.00	151	16,770,174.50	2.23	9.514	337	76.65	595
20.01 - 25.00	166	18,101,451.19	2.41	9.637	338	74.48	593
25.01 - 30.00	278	35,337,225.31	4.71	9.333	344	80.42	595
30.01 - 35.00	437	59,450,864.89	7.92	8.909	347	81.72	604
35.01 - 40.00	673	101,602,597.65	13.54	9.137	349	83.64	599
40.01 - 45.00	921	154,249,548.03	20.55	8.982	350	85.50	603
45.01 - 50.00	1,286	246,415,300.47	32.84	8.971	354	86.74	604
50.01 - 55.00	536	105,317,805.15	14.03	8.770	356	88.18	599
55.01 - 60.00	40	12,728,496.40	1.70	8.383	357	93.50	606
60.01+	1	396,578.00	0.05	8.560	359	100.00	622
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)    The non-zero weighted average Debt to Income Ratio of all of the Home Equity Loans is approximately 42.50%.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

FIXED RATE/ARM STATUS OF ALL HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
ARM	1,989	$ 454,784,438.49	60.60%	8.722%	358	87.66%	598
Fixed Rate	2,501	295,668,288.31	39.40	9.421	340	81.33	607
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

INTEREST ONLY STATUS OF ALL HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Interest Only	15	$ 3,127,217.99	0.42%	9.206%	359	89.42%	618
Not Interest Only	4,475	747,325,508.81	99.58	8.997	351	85.15	602
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

GROSS MARGIN OF ALL HOME EQUITY LOANS(1)

Range of Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,501	$ 295,668,288.31	39.40%	9.421%	340	81.33%	607
2.000 - 2.499	1	299,481.97	0.04	6.750	358	88.50	665
2.500 - 2.999	1	318,187.78	0.04	7.850	358	100.00	678
3.000 - 3.499	1	108,516.66	0.01	6.875	358	80.00	611
3.500 - 3.999	2	475,879.64	0.06	6.345	359	79.49	666
4.000 - 4.499	38	13,899,839.27	1.85	6.476	358	89.40	623
4.500 - 4.999	86	27,973,144.47	3.73	6.993	358	89.03	623
5.000 - 5.499	146	39,743,358.35	5.30	7.532	358	86.84	609
5.500 - 5.999	276	66,616,081.69	8.88	8.156	358	87.28	604
6.000 - 6.499	338	77,756,341.21	10.36	8.520	357	87.44	601
6.500 - 6.999	319	75,494,314.17	10.06	8.914	358	86.94	596
7.000 - 7.499	401	76,635,468.82	10.21	9.590	358	86.88	582
7.500 - 7.999	273	57,114,082.68	7.61	9.922	358	88.60	588
8.000 - 8.499	70	13,845,210.59	1.84	10.219	357	92.51	596
8.500 - 8.999	20	3,192,193.76	0.43	10.836	352	92.28	570
9.000 - 9.499	7	685,020.86	0.09	11.561	348	85.49	554
9.500 - 9.999	4	276,488.34	0.04	12.861	335	78.98	522
10.500 - 10.999	5	301,901.97	0.04	15.956	296	82.12	515
12.500 - 12.999	1	48,926.26	0.01	18.125	298	64.29	527
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)

The non-zero weighted average Gross Margin of all of the Home Equity Loans is approximately 6.445%.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

MINIMUM INTEREST RATE OF ALL HOME EQUITY LOANS (1)

Range of Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,501	$ 295,668,288.31	39.40%	9.421%	340	81.33%	607
5.500 - 5.999	3	1,238,792.34	0.17	5.950	358	100.00	650
6.000 - 6.499	22	7,005,371.21	0.93	6.237	358	90.73	636
6.500 - 6.999	85	29,599,856.08	3.94	6.815	358	88.07	627
7.000 - 7.499	95	29,439,525.04	3.92	7.237	359	88.56	617
7.500 - 7.999	225	61,784,944.21	8.23	7.781	358	89.23	612
8.000 - 8.499	246	63,335,724.50	8.44	8.269	358	88.98	611
8.500 - 8.999	351	84,045,435.89	11.20	8.763	358	88.37	603
9.000 - 9.499	264	57,489,200.24	7.66	9.258	358	86.76	594
9.500 - 9.999	292	56,344,808.47	7.51	9.758	358	88.60	585
10.000 - 10.499	263	44,485,798.62	5.93	10.254	358	83.11	560
10.500 - 10.999	98	16,271,329.03	2.17	10.833	352	81.84	544
11.000 - 11.499	20	1,853,736.87	0.25	11.524	329	81.57	532
11.500 - 11.999	17	1,411,324.83	0.19	12.274	308	84.86	547
12.000 - 12.499	3	236,983.35	0.03	12.978	310	83.84	494
12.500 - 12.999	3	156,621.94	0.02	14.794	272	86.92	510
13.000 - 13.499	1	48,926.26	0.01	18.125	298	64.29	527
14.000 - 14.499	1	36,059.61	0.00	15.000	253	75.00	410
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)   The non-zero weighted average Minimum Interest Rate of all of the Home Equity Loans is approximately 8.701%.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

MAXIMUM INTEREST RATE OF ALL HOME EQUITY LOANS (1)

Range of Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,501	$ 295,668,288.31	39.40%	9.421%	340	81.33%	607
12.500 - 12.999	5	1,646,790.97	0.22	6.156	358	96.59	650
13.000 - 13.499	22	7,005,371.21	0.93	6.237	358	90.73	636
13.500 - 13.999	85	29,475,021.45	3.93	6.822	358	87.89	627
14.000 - 14.499	98	30,301,983.02	4.04	7.259	359	88.30	619
14.500 - 14.999	225	61,409,486.46	8.18	7.788	358	89.41	612
15.000 - 15.499	249	63,630,445.47	8.48	8.282	358	88.90	610
15.500 - 15.999	351	84,200,321.73	11.22	8.767	358	88.26	603
16.000 - 16.499	258	56,682,021.29	7.55	9.256	359	86.94	594
16.500 - 16.999	290	55,932,216.38	7.45	9.760	358	88.71	585
17.000 - 17.499	263	44,485,798.62	5.93	10.254	358	83.11	560
17.500 - 17.999	98	16,271,329.03	2.17	10.833	352	81.84	544
18.000 - 18.499	20	1,853,736.87	0.25	11.524	329	81.57	532
18.500 - 18.999	17	1,411,324.83	0.19	12.274	308	84.86	547
19.000 - 19.499	3	236,983.35	0.03	12.978	310	83.84	494
19.500 - 19.999	3	156,621.94	0.02	14.794	272	86.92	510
20.000 - 20.499	1	48,926.26	0.01	18.125	298	64.29	527
21.000+	1	36,059.61	0.00	15.000	253	75.00	410
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)   The non-zero weighted average Maximum Interest Rate of all of the Home Equity Loans is approximately 15.695%.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

INITIAL PERIODIC RATE CAP OF ALL HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,501	$ 295,668,288.31	39.40%	9.421%	340	81.33%	607
1.000	10	560,204.54	0.07	13.310	257	87.82	565
1.500	124	21,687,459.39	2.89	9.264	358	81.05	584
2.000	60	4,805,550.30	0.64	12.172	278	81.45	521
3.000	1,795	427,731,224.26	57.00	8.650	359	88.07	600
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of all of the Home Equity Loans is approximately 2.915%

(2)

Excludes two Home Equity Loans for which a credit score is not available.

SUBSEQUENT PERIODIC RATE CAP OF ALL HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,501	$ 295,668,288.31	39.40%	9.421%	340	81.33%	607
1.000	87	8,323,540.00	1.11	10.935	304	81.14	565
1.500	1,902	446,460,898.49	59.49	8.681	359	87.79	599
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of all of the Home Equity Loans is approximately 1.491%.

(2)

Excludes two Home Equity Loans for which a credit score is not available.

NEXT INTEREST RATE ADJUSTMENT DATES OF ALL HOME EQUITY LOANS

Next Interest Rate Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
N/A	2,501	$ 295,668,288.31	39.40%	9.421%	340	81.33%	607
5/15/2007	4	290,246.95	0.04	11.544	266	81.40	547
6/1/2007	6	394,303.05	0.05	12.673	272	84.00	454
6/3/2007	1	23,988.30	0.00	12.125	272	48.08	536
6/15/2007	2	198,594.10	0.03	11.339	272	84.59	498
7/1/2007	4	424,387.57	0.06	13.295	288	88.03	492
7/15/2007	1	39,535.66	0.01	13.125	177	80.00	664
8/1/2007	2	239,991.62	0.03	12.107	316	92.32	506
8/15/2007	9	580,931.42	0.08	12.562	271	76.85	551
9/1/2007	16	1,467,942.71	0.20	11.986	295	81.62	535
9/5/2007	1	27,410.51	0.00	14.375	263	85.00	491
9/15/2007	2	240,229.23	0.03	12.420	263	90.71	484
10/1/2007	16	1,122,804.14	0.15	12.130	263	83.09	534
10/15/2007	7	467,323.54	0.06	11.228	266	83.73	541
11/1/2007	1	57,190.77	0.01%	8.650%	336	80.00%	432
5/1/2008	1	248,492.63	0.03	10.060	348	85.49	437
5/15/2008	2	241,887.29	0.03	8.410	349	90.72	517
7/1/2008	1	177,552.83	0.02	7.760	350	80.00	510
8/1/2008	3	826,823.29	0.11	9.544	351	69.48	523
8/15/2008	3	319,434.50	0.04	10.486	352	64.77	479
9/1/2008	8	2,344,672.50	0.31	8.130	352	87.03	535
10/1/2008	3	856,853.22	0.11	9.698	353	84.53	602
11/1/2008	6	1,868,856.84	0.25	8.037	354	96.13	628
11/15/2008	1	379,754.42	0.05	7.970	355	100.00	692
12/1/2008	29	9,456,393.47	1.26	7.988	355	98.29	638
12/15/2008	16	4,980,854.13	0.66	8.042	356	98.44	605
1/1/2009	61	18,192,405.82	2.42	8.176	356	97.56	619
1/15/2009	23	5,493,325.72	0.73	8.360	357	95.41	612
2/1/2009	91	27,015,156.64	3.60	8.472	357	98.77	609
2/6/2009	1	611,290.61	0.08	7.590	358	97.85	623
2/8/2009	1	259,440.55	0.03	9.400	358	62.55	549
2/15/2009	28	7,436,301.49	0.99	8.507	358	98.49	607
2/20/2009	1	277,653.21	0.04	8.375	358	94.88	798
2/21/2009	2	449,321.72	0.06	7.542	358	81.72	644
2/24/2009	1	118,333.70	0.02	8.990	358	80.00	575
2/26/2009	1	112,888.38	0.02	9.500	358	100.00	720
2/27/2009	2	166,954.15	0.02	7.663	358	74.75	621
3/1/2009	154	41,328,590.49	5.51	8.553	358	95.14	611
3/15/2009	188	39,566,022.59	5.27	8.470	359	85.21	595
4/1/2009	500	119,665,030.70	15.95	8.621	359	86.34	606
4/15/2009	145	29,629,446.50	3.95	9.283	360	82.06	583
5/1/2009	413	93,408,972.39	12.45	8.955	360	82.53	582
5/15/2009	6	1,059,436.00	0.14	8.464	360	75.87	570
12/1/2009	4	1,157,189.65	0.15	8.122	355	93.66	648
12/15/2009	1	107,200.22	0.01	7.860	356	100.00	656
1/1/2010	7	1,092,216.38	0.15	7.996	356	88.15	621
1/15/2010	2	529,145.98	0.07	8.396	357	95.09	600
1/18/2010	1	354,120.21	0.05	6.990	357	56.75	684
2/1/2010	12	2,367,088.83	0.32	8.348	357	93.05	607
2/15/2010	1	82,241.55	0.01	8.110	358	90.00	602
3/1/2010	52	9,399,994.56	1.25	9.184	358	85.65	598
3/14/2010	1	74,966.89	0.01	10.010	359	100.00	604
3/15/2010	16	2,932,312.75	0.39	8.371	359	92.65	623
4/1/2010	95	18,808,473.48	2.51	8.947	359	81.68	595
4/15/2010	9	1,047,895.80	0.14	8.728	360	82.70	570
5/1/2010	22	4,312,752.98	0.57	8.801	360	85.16	583
5/15/2010	2	373,500.00	0.05	8.951	360	90.00	586
2/15/2012	1	78,313.86	0.01	8.990	358	70.00	613
Total	4,490	$ 750,452,726.80	100.00%	8.998%	351	85.17%	602

________________

(1)

Excludes two Home Equity Loans for which a credit score is not available.

Group 1 Home Equity Loans

As of the Statistical Calculation Date

		Minimum	Maximum
Scheduled Principal Balance	$299,914,816	$2,968	$415,176
Average Scheduled Principal Balance	153,018
Number of Mortgage Loans	1,960

Weighted Average Current Gross Coupon	9.031%	6.200%	18.125%
Non-Zero Weighted Average FICO Score	603	492	812
Weighted Average Original Combined LTV	85.74%	7.59%	100.00%

Weighted Average Original Term	348 months	60 months	360 months
Weighted Average Stated Remaining Term	345 months	22 months	360 months
Weighted Average Seasoning	3 months	0 months	109 months

Non-Zero Weighted Average Gross Margin	6.552%	2.391%	12.800%
Non-Zero Weighted Average Minimum Interest Rate	8.890%	6.200%	13.400%
Non-Zero Weighted Average Maximum Interest Rate	15.884%	12.750%	20.400%
Non-Zero Weighted Average Initial Rate Cap	2.872%	1.000%	3.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.492%	1.000%	1.500%
Weighted Average Months to Roll	24 months	1 month	36 months

Maturity Date		February 2, 2009	May 15, 2037
Maximum Zip Code Concentration	0.36% (33024)
		First Lien	98.55%
ARM	66.77%	Second Lien	1.45%
Fixed Rate	33.23%
		Full Documentation	77.42%
2/28 6 MO LIBOR	30.20%	Limited Documentation	5.20%
2/28 6 MO LIBOR 40/30 BALLOON	20.06%	No Income Verification	17.38%
2/28 6 MO LIBOR 50/30 BALLOON	7.82%
3/27 6 MO LIBOR	4.25%	Cash Out Refinance	60.57%
3/27 6 MO LIBOR 40/30 BALLOON	3.01%	Purchase	13.26%
3/27 6 MO LIBOR 50/30 BALLOON	0.48%	Rate/Term Refinance	26.17%
3/27 6 MO LIBOR IO	0.73%
6 MO LIBOR	0.22%	Single Family	79.23%
Fixed Rate	22.76%	PUD	12.50%
Fixed Rate 30/15 Balloon	0.22%	Condominium	4.05%
Fixed Rate 30/25 Balloon	0.02%	Townhouse	2.73%
Fixed Rate 40/30 Balloon	8.36%	Two-Four Family	1.13%
Fixed Rate 50/30 Balloon	1.86%	Manufactured Home	0.35%

		Owner Occupied	98.23%
		Second Home	0.75%
Interest Only	0.73%	Investor Owned	1.01%
Not Interest Only	99.27%
		Top 5 States:
Prepay Penalty: 0 months	38.67%	California	11.47%
Prepay Penalty: 12 months	2.40%	Florida	11.44%
Prepay Penalty: 24 months	15.48%	Texas	9.27%
Prepay Penalty: 36 months	42.48%	Arizona	7.12%
Prepay Penalty: 60 months	0.96%	Virginia	5.70%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP 1 HOME EQUITY LOANS (1)

Geographic Distribution	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Alabama	2	$ 154,755.47	0.05%	10.859%	237	77.39%	629
Arizona	110	21,368,201.81	7.12	8.601	354	88.76	608
Arkansas	18	1,142,146.99	0.38	9.575	313	82.39	594
California	127	34,392,496.61	11.47	8.410	358	83.62	611
Colorado	32	6,043,088.81	2.01	8.510	355	90.91	624
Connecticut	27	5,625,556.23	1.88	9.133	355	87.07	604
Delaware	11	1,865,023.84	0.62	8.632	358	87.17	614
Florida	198	34,314,120.41	11.44	8.610	352	84.51	598
Georgia	63	7,802,985.11	2.60	10.222	341	86.20	593
Idaho	12	1,649,003.66	0.55	8.578	332	88.15	613
Illinois	19	2,754,636.26	0.92	9.662	338	90.34	605
Indiana	37	3,878,927.06	1.29	9.186	353	90.08	617
Iowa	5	501,651.96	0.17	9.429	353	89.33	643
Kansas	17	1,300,924.47	0.43	9.632	327	87.38	585
Kentucky	24	2,145,901.66	0.72	9.180	351	83.46	592
Louisiana	23	2,959,088.30	0.99	9.147	350	86.02	594
Maine	7	1,000,467.19	0.33	9.126	354	83.01	603
Maryland	64	12,087,638.02	4.03	8.683	349	84.11	597
Massachusetts	29	6,326,236.35	2.11	9.127	351	84.60	622
Michigan	55	7,142,843.14	2.38	9.522	352	89.81	598
Minnesota	9	1,314,371.05	0.44	9.896	356	87.01	603
Mississippi	8	522,301.25	0.17	10.491	281	83.93	602
Missouri	31	3,307,873.10	1.10	9.385	343	90.18	593
Montana	4	419,410.05	0.14	9.544	358	90.84	592
Nebraska	5	504,732.90	0.17	8.515	359	87.39	611
Nevada	34	8,820,575.18	2.94	8.396	356	89.45	610
New Hampshire	9	1,568,044.59	0.52	8.638	346	86.58	639
New Jersey	53	11,168,954.39	3.72	9.345	340	80.23	595
New Mexico	19	2,504,025.43	0.83	9.625	348	88.26	598
New York	69	9,199,444.74	3.07	9.582	337	79.87	603
North Carolina	78	9,711,337.92	3.24	9.989	331	89.74	589
North Dakota	1	74,911.38	0.02	8.640	357	100.00	598
Ohio	66	7,155,763.73	2.39	9.923	330	89.29	594
Oklahoma	26	2,415,439.91	0.81	9.751	349	88.72	595
Oregon	24	4,862,776.59	1.62	9.002	357	84.89	594
Pennsylvania	89	11,746,516.08	3.92	9.203	338	82.98	590
Rhode Island	4	1,002,985.03	0.33	8.846	344	94.95	606
South Carolina	31	3,842,299.24	1.28	9.851	341	86.59	586
South Dakota	2	145,550.00	0.05	9.863	360	86.67	564
Tennessee	22	2,034,171.40	0.68	9.887	330	90.15	606
Texas	300	27,816,919.28	9.27	9.419	312	84.51	602
Utah	11	1,851,464.98	0.62	9.244	354	86.22	592
Vermont	13	1,809,707.95	0.60	9.631	359	83.70	588
Virginia	94	17,083,415.11	5.70	8.651	345	85.73	603
Washington	53	11,218,935.52	3.74	8.668	357	85.68	612
West Virginia	7	1,167,538.85	0.39	9.210	358	94.49	618
Wisconsin	17	2,029,035.81	0.68	10.145	353	87.41	605
Wyoming	1	160,620.99	0.05	8.360	359	85.49	659
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP 1 HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	74	$ 6,600,624.13	2.20%	8.902%	272	38.03%	608
50.00- 54.99	29	2,757,768.51	0.92	9.190	303	52.10	612
55.00- 59.99	30	3,695,918.80	1.23	8.591	310	57.33	606
60.00- 64.99	39	4,796,132.41	1.60	8.896	313	62.43	591
65.00- 69.99	77	10,456,168.19	3.49	9.067	335	67.20	580
70.00- 74.99	95	12,987,011.95	4.33	9.495	332	71.86	586
75.00- 79.99	134	19,217,576.28	6.41	9.090	341	76.56	581
80.00	166	17,297,226.96	5.77	9.459	317	80.00	602
80.01- 85.00	255	41,489,999.04	13.83	8.940	351	82.57	592
85.01- 90.00	441	72,978,269.32	24.33	9.127	351	88.52	599
90.01- 95.00	250	43,252,921.89	14.42	8.974	352	92.54	607
95.01- 100.00	370	64,385,198.32	21.47	8.831	356	99.83	623
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of the Group 1 Home Equity Loans is approximately 85.74%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

CURRENT GROSS COUPON RATES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Current Gross Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
6.000 - 6.499	4	$ 1,003,940.20	0.33%	6.277%	358	88.10%	622
6.500 - 6.999	71	11,324,668.68	3.78	6.842	334	82.14	635
7.000 - 7.499	79	16,902,548.85	5.64	7.260	351	84.48	620
7.500 - 7.999	192	37,308,506.50	12.44	7.797	348	85.53	621
8.000 - 8.499	195	38,098,500.84	12.70	8.277	349	87.12	616
8.500 - 8.999	304	54,149,499.80	18.05	8.751	348	87.73	604
9.000 - 9.499	231	40,710,232.46	13.57	9.247	353	85.03	593
9.500 - 9.999	284	41,973,113.61	14.00	9.747	349	87.63	594
10.000 - 10.499	199	27,843,447.24	9.28	10.220	352	84.83	577
10.500 - 10.999	128	13,424,770.53	4.48	10.723	331	82.76	581
11.000 - 11.499	46	4,079,093.26	1.36	11.251	321	78.98	583
11.500 - 11.999	75	5,045,966.17	1.68	11.764	299	81.92	586
12.000 - 12.499	55	4,112,844.69	1.37	12.225	310	80.67	585
12.500 - 12.999	36	1,602,347.23	0.53	12.680	240	82.54	603
13.000 - 13.499	27	1,177,252.12	0.39	13.193	244	84.85	612
13.500 - 13.999	22	747,241.21	0.25	13.731	219	83.78	600
14.000 - 14.499	5	141,794.15	0.05	14.090	208	79.73	554
14.500 - 14.999	2	52,834.21	0.02	14.592	164	73.30	511
15.000 - 15.499	1	28,386.30	0.01	15.100	105	75.49	509
15.500 - 15.999	2	93,079.20	0.03	15.875	294	76.48	558
16.000 - 16.499	1	45,822.29	0.02	16.125	298	80.49	540
18.000 - 18.499	1	48,926.26	0.02	18.125	298	64.29	527
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

The weighted average Current Gross Coupon Rate of the Group 1 Home Equity Loans is approximately 9.031%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

STATISTICAL CALCULATION DATE
LOAN BALANCES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Statistical Calculation Date Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	220	$ 6,316,293.72	2.11%	11.310%	205	76.68%	609
50,000.01 - 100,000.00	427	34,149,481.04	11.39	9.863	308	80.23	598
100,000.01 - 150,000.00	481	59,063,420.91	19.69	9.335	344	85.04	597
150,000.01 - 200,000.00	313	54,364,117.31	18.13	9.019	354	86.80	600
200,000.01 - 250,000.00	189	42,068,224.62	14.03	8.718	355	86.19	599
250,000.01 - 300,000.00	145	39,590,626.31	13.20	8.587	357	87.77	611
300,000.01 - 350,000.00	106	34,229,976.00	11.41	8.690	357	87.29	605
350,000.01 - 400,000.00	60	22,378,864.65	7.46	8.441	358	87.51	611
400,000.01 - 450,000.00	19	7,753,811.24	2.59	8.470	359	90.31	616
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

The average outstanding Statistical Calculation Date Loan Balance of the Group 1 Home Equity Loans is approximately $153,018.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

TYPES OF MORTGAGED PROPERTIES OF GROUP 1 HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Single Family	1,614	$ 237,637,139.16	79.23%	9.067%	343	85.14%	602
PUD	202	37,493,685.33	12.50	8.858	352	88.16	602
Condominiumv	72	12,138,896.83	4.05	8.639	350	88.59	608
Townhouse	46	8,187,134.81	2.73	9.226	355	88.60	597
Two-Four Family	19	3,394,560.78	1.13	9.165	338	85.94	621
Manufactured Home	7	1,063,398.89	0.35	9.774	352	77.89	668
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

ORIGINAL TERMS TO MATURITY OF GROUP 1 HOME EQUITY LOANS (1)

Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
60	4	$ 205,329.55	0.07%	8.611%	59	44.71%	571
72	1	75,000.00	0.03	10.010	72	53.57	568
84	3	168,013.08	0.06	9.429	83	70.94	591
92	1	14,550.00	0.00	6.990	92	31.63	688
96	4	92,841.68	0.03	6.966	96	45.02	598
99	1	130,000.00	0.04	9.900	98	41.94	580
108	2	96,518.32	0.03	8.348	108	76.71	672
120	37	1,825,795.33	0.61	9.420	112	61.40	627
132	2	127,892.21	0.04	9.971	127	82.81	690
133	1	83,600.63	0.03	7.800	132	49.12	631
144	4	186,689.32	0.06	8.386	121	72.61	683
155	1	41,000.00	0.01	6.990	154	65.08	621
156	1	53,225.38	0.02	6.550	155	64.40	513
158	1	55,400.00	0.02	6.990	158	69.25	574
168	1	40,884.20	0.01	7.500	168	60.12	603
180	130	7,968,566.95	2.66	9.712	160	70.33	614
181	1	65,048.47	0.02	10.510	180	80.49	534
186	1	197,400.00	0.07	7.560	186	59.46	644
204	2	274,914.41	0.09	7.397	203	76.23	668
240	109	8,549,713.28	2.85	9.779	227	77.28	617
264	1	90,400.00	0.03	7.740	263	80.00	742
272	1	150,250.00	0.05	8.240	272	72.58	667
276	8	383,576.65	0.13	7.504	275	66.94	637
300	11	1,171,564.69	0.39	8.669	299	75.81	606
360	1,632	277,866,641.65	92.65	8.995	357	86.83	601
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

The weighted average Original Term to Maturity of the Group 1 Home Equity Loans is approximately 348 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

REMAINING TERMS TO MATURITY OF GROUP 1 HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
1-60	20	$ 367,202.05	0.12%	10.171%	48	56.93%	588
61-120	98	4,129,123.05	1.38	10.400	104	68.27	601
121-180	108	7,893,861.83	2.63	9.346	172	69.76	619
181-240	81	7,862,195.88	2.62	9.376	236	76.43	624
241-300	90	5,887,654.14	1.96	10.804	275	80.60	598
301-360	1,563	273,774,778.85	91.28	8.952	359	86.88	602
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

The weighted average Remaining Term to Maturity of the Group 1 Home Equity Loans is approximately 345 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

SEASONING OF GROUP 1 HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0	600	$ 101,183,371.51	33.74%	9.116%	351	82.21%	594
1-6	1,153	188,697,275.43	62.92	8.869	347	87.78	608
7-12	26	2,631,643.59	0.88	9.645	341	86.57	596
19 - 24	1	111,308.78	0.04	7.750	339	95.00	568
61 - 66	24	852,593.51	0.28	12.782	184	73.98	572
67 - 72	12	418,256.65	0.14	12.460	207	78.70	554
73 - 78	9	421,267.41	0.14	11.891	188	83.36	576
79 - 84	4	91,349.14	0.03	13.023	165	75.23	553
85 - 90	19	952,567.43	0.32	12.139	193	80.72	561
91 - 96	23	941,239.45	0.31	11.294	218	83.06	578
97 - 102	87	3,542,601.98	1.18	11.611	203	83.02	599
103 - 108	1	40,160.13	0.01	11.750	137	90.00	526
109 - 114	1	31,180.79	0.01	10.375	251	80.00	607
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

The weighted average Seasoning of the Group 1 Home Equity Loans is approximately 3 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

CURRENT DELINQUENCY STATUS OF GROUP 1 HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Current	1,938	$ 298,363,943.35	99.48%	9.022%	346	85.72%	603
Delinquent 30-59 Days	22	1,550,872.45	0.52	10.929	258	88.76	586
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 30-59 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	1,676	$ 251,327,208.57	83.80%	8.998%	344	86.32%	607
1	166	29,838,218.94	9.95	9.037	351	84.23	586
2	63	9,998,003.76	3.33	9.419	349	79.73	563
3	49	7,654,479.34	2.55	9.420	354	81.80	568
4	3	589,083.69	0.20	9.320	359	78.59	585
5	1	226,470.00	0.08	11.480	360	75.49	554
6	1	24,756.22	0.01	8.790	59	21.29	556
9	1	256,595.28	0.09	12.170	359	75.49	516
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 60-89 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	1,928	$ 295,646,324.06	98.58%	9.015%	345	85.89%	603
1	16	2,029,138.93	0.68	9.813	343	79.12	565
2	14	2,088,734.53	0.70	10.790	350	71.30	537
3	1	97,392.90	0.03	6.550	360	80.49	529
4	1	53,225.38	0.02	6.550	155	64.40	513
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 90 Days or More Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	1,954	$ 299,009,899.29	99.70%	9.026%	345	85.78%	603
1	6	904,916.51	0.30	10.697	348	69.84	540
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

OCCUPANCY STATUS OF GROUP 1 HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Owner Occupied	1,905	$ 294,617,041.92	98.23%	9.005%	345	86.01%	602
Second Home	17	2,262,944.86	0.75	9.981	352	71.38	617
Investor Owned	38	3,034,829.02	1.01	10.869	337	69.76	607
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

LIEN POSITIONS OF GROUP 1 HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
First Lien	1,855	$ 295,573,662.16	98.55%	8.988%	346	85.76%	602
Second Lien	105	4,341,153.64	1.45	11.993	265	84.34	652
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

DOCUMENTATION TYPES OF GROUP 1 HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Full Documentation	1,610	$ 232,183,827.68	77.42%	9.027%	343	87.15%	601
No Income Verification	261	52,137,511.98	17.38	9.050	354	79.77	607
Limited Documentation	89	15,593,476.14	5.20	9.037	347	84.54	610
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

CREDIT GRADES OF GROUP 1 HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
A+	545	$ 88,715,516.62	29.58%	8.511%	349	90.69%	629
A1	747	122,108,196.74	40.71	8.844	344	86.73	611
A2	423	61,558,543.80	20.53	9.514	346	81.32	567
B	135	16,813,862.67	5.61	10.286	339	76.03	561
C1	71	6,805,782.45	2.27	10.503	324	75.84	559
C2	34	3,397,526.43	1.13	11.014	328	70.97	539
D	5	515,387.09	0.17	11.924	309	69.50	587
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Credit Scores (2)(3)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(4)
None	1	$ 254,456.36	0.08%	8.660%	358	65.49%	0
400 - 499	11	442,259.36	0.15	11.681	223	76.19	494
500 - 524	45	3,695,026.60	1.23	10.937	298	79.10	516
525 - 549	250	35,533,515.77	11.85	9.639	348	79.47	537
550 - 574	325	50,138,576.07	16.72	9.255	348	80.56	562
575 - 599	403	65,808,996.97	21.94	9.074	351	89.00	588
600 - 624	336	53,629,463.47	17.88	8.849	348	89.54	612
625 - 649	263	43,082,339.39	14.36	8.717	346	87.27	637
650 - 674	157	25,576,271.15	8.53	8.672	342	86.78	662
675 - 699	90	13,238,436.42	4.41	8.437	329	89.07	685
700+	79	8,515,474.24	2.84	8.643	320	81.12	735
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

The non-zero weighted average Credit Score of the Group 1 Home Equity Loans is approximately 603.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “None” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes one Home Equity Loan for which a credit score is not available.

PRODUCT TYPES OF GROUP 1 HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2/28 6 MO LIBOR	550	$ 90,584,168.29	30.20%	9.189%	357	85.52%	584
2/28 6 MO LIBOR 40/30 Balloon	263	60,156,777.06	20.06	8.600	359	89.03	601
2/28 6 MO LIBOR 50/30 Balloon	98	23,448,705.91	7.82	8.332	359	92.79	628
3/27 6 MO LIBOR	77	12,734,160.53	4.25	9.213	359	85.97	589
3/27 6 MO LIBOR 40/30 Balloon	51	9,017,842.45	3.01	8.998	359	84.47	591
3/27 6 MO LIBOR 50/30 Balloon	6	1,440,211.24	0.48	8.450	359	95.10	640
3/27 6 MO LIBOR IO	13	2,198,799.99	0.73	9.428	359	90.21	617
6 MO LIBOR	7	663,221.87	0.22	10.986	303	81.78	583
Fixed Rate	734	68,253,636.42	22.76	9.525	303	81.61	614
Fixed Rate 30/15 Balloon	10	667,255.90	0.22	11.033	133	86.30	586
Fixed Rate 30/25 Balloon	1	73,911.86	0.02	8.790	300	75.49	602
Fixed Rate 40/30 Balloon	127	25,087,162.59	8.36	8.781	358	83.02	622
Fixed Rate 50/30 Balloon	23	5,588,961.69	1.86	8.332	359	84.64	615
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

PREPAYMENT PENALTIES AS OF ORIGINATION OF GROUP 1 HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Prepay Penalty: 0 months	857	$ 115,991,069.85	38.67%	9.384%	339	84.64%	599
Prepay Penalty: 12 months	64	7,201,903.69	2.40	9.302	305	76.47	630
Prepay Penalty: 24 months	248	46,435,035.42	15.48	8.715	358	88.87	596
Prepay Penalty: 36 months	734	127,404,636.38	42.48	8.748	351	86.14	607
Prepay Penalty: 60 months	57	2,882,170.46	0.96	11.756	197	84.67	574
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

__________________

(1)  The non-zero weighted average Prepayment Penalty of the Group 1 Home Equity Loans is approximately 32 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

PURPOSE OF GROUP 1 HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	1,134	$ 181,665,930.54	60.57%	8.927%	340	83.46%	601
Purchase	341	39,771,504.25	13.26	9.320	354	93.53	607
Rate/Term Refinance	485	78,477,381.01	26.17	9.127	351	87.06	603
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

DEBT TO INCOME RATIO OF GROUP 1 HOME EQUITY LOANS (1)

Range of Debt to Income Ratio (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
None	1	$ 82,685.21	0.03%	7.125%	238	61.48%	636
0.01 - 20.00	66	5,500,385.47	1.83	9.425	306	77.31	598
20.01 - 25.00	71	7,187,063.93	2.40	9.463	320	76.69	602
25.01 - 30.00	113	13,867,305.16	4.62	9.318	332	81.37	598
30.01 - 35.00	180	24,544,225.46	8.18	8.944	339	84.10	609
35.01 - 40.00	299	41,864,626.81	13.96	9.189	342	85.50	599
40.01 - 45.00	394	60,578,044.68	20.20	8.926	344	85.41	603
45.01 - 50.00	570	97,521,172.20	32.52	9.054	350	86.65	603
50.01 - 55.00	250	45,240,992.67	15.08	8.870	356	89.01	602
55.01 - 60.00	16	3,528,314.21	1.18	8.454	356	87.69	608
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)    The non-zero weighted average Debt to Income Ratio of the Group 1 Home Equity Loans is approximately 42.56%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

FIXED RATE/ARM STATUS OF GROUP 1 HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
ARM	1,065	$ 200,243,887.34	66.77%	8.908%	358	87.51%	596
Fixed Rate	895	99,670,928.46	33.23	9.280	319	82.16	616
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

INTEREST ONLY STATUS OF GROUP 1 HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Interest Only	13	$ 2,198,799.99	0.73%	9.428%	359	90.21%	617
Not Interest Only	1,947	297,716,015.81	99.27	9.029	345	85.70	602
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

GROSS MARGIN OF GROUP 1 HOME EQUITY LOANS(1)

Range of Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	895	$ 99,670,928.46	33.23%	9.280%	319	82.16%	616
2.000 - 2.499	1	299,481.97	0.10	6.750	358	88.50	665
3.500 - 3.999	1	365,730.21	0.12	6.350	359	85.49	668
4.000 - 4.499	6	1,473,456.07	0.49	6.526	358	86.39	603
4.500 - 4.999	30	7,538,021.98	2.51	7.137	358	90.02	629
5.000 - 5.499	82	18,250,389.54	6.09	7.647	358	87.02	610
5.500 - 5.999	153	31,650,356.46	10.55	8.336	358	87.15	604
6.000 - 6.499	192	37,344,091.07	12.45	8.649	358	88.12	596
6.500 - 6.999	162	31,722,476.37	10.58	8.982	358	87.03	591
7.000 - 7.499	208	34,140,312.70	11.38	9.581	359	85.90	588
7.500 - 7.999	170	28,829,304.26	9.61	9.957	358	88.56	586
8.000 - 8.499	42	6,921,721.48	2.31	10.207	357	90.25	587
8.500 - 8.999	8	1,019,269.35	0.34	10.671	353	95.17	581
9.000 - 9.499	4	308,152.50	0.10	11.381	359	84.66	558
9.500 - 9.999	2	193,295.63	0.06	11.971	359	79.38	543
10.500 - 10.999	3	138,901.49	0.05	15.957	295	77.80	552
12.500 - 12.999	1	48,926.26	0.02	18.125	298	64.29	527
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)

The non-zero weighted average Gross Margin of the Group 1 Home Equity Loans is approximately 6.552%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

MINIMUM INTEREST RATE OF GROUP 1 HOME EQUITY LOANS (1)

Range of Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	895	$ 99,670,928.46	33.23%	9.280%	319	82.16%	616
6.000 - 6.499	4	1,003,940.20	0.33	6.277	358	88.10	622
6.500 - 6.999	21	5,676,226.49	1.89	6.862	358	89.62	623
7.000 - 7.499	48	11,850,934.25	3.95	7.247	359	87.31	617
7.500 - 7.999	118	26,067,612.49	8.69	7.818	358	88.71	613
8.000 - 8.499	120	25,401,067.81	8.47	8.280	359	89.48	611
8.500 - 8.999	196	39,239,904.97	13.08	8.745	359	89.09	599
9.000 - 9.499	153	30,046,633.08	10.02	9.249	359	85.18	587
9.500 - 9.999	190	30,154,854.12	10.05	9.753	358	88.59	590
10.000 - 10.499	141	21,319,071.46	7.11	10.225	359	84.52	565
10.500 - 10.999	53	7,874,276.40	2.63	10.875	351	82.84	564
11.000 - 11.499	9	787,246.41	0.26	11.477	333	76.47	575
11.500 - 11.999	9	614,110.82	0.20	12.493	299	83.42	570
12.000 - 12.499	1	108,720.63	0.04	12.260	359	75.00	536
12.500 - 12.999	1	50,361.95	0.02	15.875	290	73.44	566
13.000 - 13.499	1	48,926.26	0.02	18.125	298	64.29	527
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)   The non-zero weighted average Minimum Interest Rate of the Group 1 Home Equity Loans is approximately 8.890%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

MAXIMUM INTEREST RATE OF GROUP 1 HOME EQUITY LOANS (1)

Range of Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	895	$ 99,670,928.46	33.23%	9.280%	319	82.16%	616
12.500 - 12.999	1	299,481.97	0.10	6.750	358	88.50	665
13.000 - 13.499	4	1,003,940.20	0.33	6.277	358	88.10	622
13.500 - 13.999	21	5,460,967.22	1.82	6.878	358	89.69	620
14.000 - 14.499	49	12,128,587.46	4.04	7.273	359	87.48	621
14.500 - 14.999	118	26,148,232.18	8.72	7.824	358	88.78	613
15.000 - 15.499	120	25,474,317.11	8.49	8.290	359	89.28	609
15.500 - 15.999	197	39,277,950.96	13.10	8.748	359	89.01	599
16.000 - 16.499	151	29,605,730.57	9.87	9.251	359	85.32	587
16.500 - 16.999	189	30,041,965.74	10.02	9.754	358	88.54	590
17.000 - 17.499	141	21,319,071.46	7.11	10.225	359	84.52	565
17.500 - 17.999	53	7,874,276.40	2.63	10.875	351	82.84	564
18.000 - 18.499	9	787,246.41	0.26	11.477	333	76.47	575
18.500 - 18.999	9	614,110.82	0.20	12.493	299	83.42	570
19.000 - 19.499	1	108,720.63	0.04	12.260	359	75.00	536
19.500 - 19.999	1	50,361.95	0.02	15.875	290	73.44	566
20.000 - 20.499	1	48,926.26	0.02	18.125	298	64.29	527
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)   The non-zero weighted average Maximum Interest Rate of the Group 1 Home Equity Loans is approximately 15.884%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

INITIAL PERIODIC RATE CAP OF GROUP 1 HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	895	$ 99,670,928.46	33.23%	9.280%	319	82.16%	616
1.000	6	332,923.74	0.11	13.492	249	86.65	611
1.500	91	15,574,076.12	5.19	9.327	358	83.31	583
2.000	22	1,526,644.85	0.51	12.376	269	84.12	577
3.000	946	182,810,242.63	60.95	8.835	359	87.90	597
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of the Group 1 Home Equity Loans is approximately 2.872%

(2)

Excludes one Home Equity Loan for which a credit score is not available.

SUBSEQUENT PERIODIC RATE CAP OF GROUP 1 HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	895	$ 99,670,928.46	33.23%	9.280%	319	82.16%	616
1.000	34	3,090,987.02	1.03	10.892	302	85.85	621
1.500	1,031	197,152,900.32	65.74	8.877	359	87.54	595
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of the Group 1 Home Equity Loans is approximately 1.492%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

NEXT INTEREST RATE ADJUSTMENT DATES OF GROUP 1 HOME EQUITY LOANS

Next Interest Rate Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
N/A	895	$ 99,670,928.46	33.23%	9.280%	319	82.16%	616
5/15/2007	2	128,825.66	0.04	12.199	259	82.06	622
6/1/2007	1	56,303.04	0.02	14.000	259	80.00	565
6/3/2007	1	23,988.30	0.01	12.125	272	48.08	536
6/15/2007	1	95,527.33	0.03	10.625	272	78.75	529
7/1/2007	1	50,361.95	0.02	15.875	290	73.44	566
7/15/2007	1	39,535.66	0.01	13.125	177	80.00	664
8/1/2007	1	111,308.78	0.04	7.750	339	95.00	568
8/15/2007	6	425,937.73	0.14	12.494	269	84.21	567
9/1/2007	8	746,171.11	0.25	11.116	310	81.06	572
10/1/2007	5	384,848.35	0.13	12.697	263	90.10	604
10/15/2007	3	238,367.59	0.08	11.299	267	88.14	574
5/15/2008	1	175,520.73	0.06	7.790	349	92.70	536
8/1/2008	2	323,782.65	0.11	8.151	351	53.01	554
8/15/2008	1	74,947.19	0.02	10.330	352	85.49	525
9/1/2008	3	508,710.20	0.17	8.978	352	90.49	595
10/1/2008	1	180,620.48	0.06	10.560	353	90.49	531
11/1/2008	3	915,034.08	0.31	8.117	354	92.10	631
11/15/2008	1	379,754.42	0.13	7.970	355	100.00	692
12/1/2008	10	2,264,187.49	0.75	8.050	355	98.70	668
12/15/2008	9	2,637,988.33	0.88	7.941	356	98.85	607
1/1/2009	23	4,393,749.86	1.46	8.401	356	92.34	604
1/15/2009	16	2,941,508.25	0.98	9.111	357	99.47	601
2/1/2009	32	6,829,683.94	2.28	8.458	357	100.00	612
2/8/2009	1	259,440.55	0.09	9.400	358	62.55	549
2/15/2009	20	4,127,415.32	1.38	8.830	358	97.28	598
2/20/2009	1	277,653.21	0.09	8.375	358	94.88	798
2/21/2009	1	299,481.97	0.10	6.750	358	88.50	665
2/24/2009	1	118,333.70	0.04	8.990	358	80.00	575
2/26/2009	1	112,888.38	0.04	9.500	358	100.00	720
3/1/2009	64	13,425,719.51	4.48	8.866	358	97.17	605
3/15/2009	114	21,705,234.93	7.24	8.493	359	88.32	598
4/1/2009	237	43,548,516.80	14.52	8.944	359	84.57	596
4/15/2009	96	18,237,888.84	6.08	9.266	360	84.73	586
5/1/2009	247	48,501,700.80	16.17	8.918	360	84.20	588
5/15/2009	3	311,936.00	0.10	10.182	360	77.95	537
12/1/2009	1	221,463.56	0.07	8.280	355	90.49	614
12/15/2009	1	107,200.22	0.04	7.860	356	100.00	656
1/1/2010	6	738,400.66	0.25	8.880	356	87.26	596
1/15/2010	1	269,538.91	0.09	8.460	357	100.00	622
2/1/2010	9	1,328,305.25	0.44	8.341	357	94.15	633
3/1/2010	35	5,930,201.76	1.98	9.400	358	87.33	590
3/14/2010	1	74,966.89	0.02	10.010	359	100.00	604
3/15/2010	11	2,164,903.19	0.72	8.554	359	94.80	626
4/1/2010	60	10,597,231.59	3.53	9.345	359	82.62	587
4/15/2010	5	621,395.80	0.21	8.607	360	83.60	576
5/1/2010	15	2,963,906.38	0.99	8.784	360	85.33	594
5/15/2010	2	373,500.00	0.12	8.951	360	90.00	586
Total	1,960	$ 299,914,815.80	100.00%	9.031%	345	85.74%	603

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

Group 2 Home Equity Loans

As of the Statistical Calculation Date

		Minimum	Maximum
Scheduled Principal Balance	$450,537,911	$6,474	$1,109,902
Average Scheduled Principal Balance	$178,078
Number of Mortgage Loans	2,530

Weighted Average Current Gross Coupon	8.975%	5.950%	16.500%
Non-Zero Weighted Average FICO Score	601	400	809
Weighted Average Original Combined LTV	84.79%	10.56%	100.00%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	355 months	22 months	360 months
Weighted Average Seasoning	4 months	0 months	107 months

Non-Zero Weighted Average Gross Margin	6.360%	2.800%	10.900%
Non-Zero Weighted Average Minimum Interest Rate	8.552%	5.950%	14.400%
Non-Zero Weighted Average Maximum Interest Rate	15.546%	12.875%	21.400%
Non-Zero Weighted Average Initial Rate Cap	2.949%	1.000%	3.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.490%	1.000%	1.500%
Weighted Average Months to Roll	23 months	1 month	58 months

Maturity Date		February 9, 2009	May 15, 2037
Maximum Zip Code Concentration	0.60% (92532)
		First Lien	96.51%
ARM	56.50%	Second Lien	3.49%
Fixed Rate	43.50%
		Full Documentation	70.84%
2/28 6 MO LIBOR	18.63%	Limited Documentation	7.04%
2/28 6 MO LIBOR 40/30 BALLOON	18.25%	No Income Verification	22.12%
2/28 6 MO LIBOR 50/30 BALLOON	15.62%
2/28 6 MO LIBOR IO	0.10%	Cash Out Refinance	58.14%
3/27 6 MO LIBOR	1.33%	Purchase	33.73%
3/27 6 MO LIBOR 40/30 BALLOON	1.62%	Rate/Term Refinance	8.13%
3/27 6 MO LIBOR 50/30 BALLOON	0.77%
3/27 6 MO LIBOR IO	0.11%	Single Family	73.19%
5/25 1 YR LIBOR	0.02%	PUD	17.71%
6 MO LIBOR	0.05%	Condominium	5.47%
Fixed Rate	41.48%	Townhouse	2.30%
Fixed Rate 30/15 Balloon	0.13%	Two-Four Family	0.93%
Fixed Rate 40/30 Balloon	1.26%	Manufactured Home	0.40%
Fixed Rate 50/30 Balloon	0.64%
		Owner Occupied	99.52%
		Second Home	0.38%
Interest Only	0.21%	Investor Owned	0.10%
Not Interest Only	99.79%
		Top 5 States:
Prepay Penalty: 0 months	35.27%	California	24.56%
Prepay Penalty: 12 months	5.36%	Texas	12.23%
Prepay Penalty: 24 months	18.31%	Florida	11.90%
Prepay Penalty: 36 months	39.48%	Virginia	4.86%
Prepay Penalty: 60 months	1.57%	New Jersey	4.33%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP 2 HOME EQUITY LOANS (1)

Geographic Distribution	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Alabama	10	$ 1,307,484.76	0.29%	9.782%	358	86.61%	627
Arizona	103	17,619,082.48	3.91	8.861	356	85.19	608
Arkansas	12	1,225,507.43	0.27	10.406	336	87.94	533
California	336	110,670,984.89	24.56	8.239	358	89.07	619
Colorado	23	4,587,194.38	1.02	8.865	355	90.57	584
Connecticut	31	5,047,805.07	1.12	9.206	357	77.80	593
Delaware	20	3,714,515.74	0.82	9.413	353	83.67	580
Florida	291	53,616,916.68	11.90	8.850	356	85.45	606
Georgia	58	8,518,472.68	1.89	9.937	350	86.14	583
Idaho	17	2,280,542.74	0.51	8.925	357	75.83	564
Illinois	18	2,945,773.94	0.65	9.719	351	94.53	593
Indiana	38	3,241,945.88	0.72	9.757	343	89.14	602
Iowa	6	527,886.53	0.12	11.106	338	88.75	554
Kansas	10	810,841.14	0.18	10.103	348	88.30	576
Kentucky	22	2,498,283.12	0.55	10.070	357	84.96	576
Louisiana	38	5,152,984.24	1.14	9.511	346	85.68	571
Maine	8	722,656.26	0.16	9.956	343	85.91	579
Maryland	66	17,015,301.98	3.78	8.471	358	83.97	603
Massachusetts	28	4,993,779.33	1.11	10.138	358	76.97	564
Michigan	42	7,012,852.75	1.56	9.411	354	86.83	595
Minnesota	4	401,607.44	0.09	10.047	359	72.77	585
Mississippi	9	391,283.10	0.09	11.708	266	83.68	486
Missouri	23	3,340,494.45	0.74	9.548	348	91.05	576
Montana	2	219,078.00	0.05	9.528	360	71.29	556
Nebraska	3	244,803.49	0.05	12.175	311	85.49	500
Nevada	38	9,419,811.61	2.09	8.871	355	87.12	600
New Hampshire	15	2,348,108.55	0.52	9.350	359	80.85	606
New Jersey	86	19,508,191.09	4.33	9.066	358	79.03	594
New Mexico	26	3,325,503.07	0.74	9.861	347	86.92	572
New York	67	13,203,829.34	2.93	8.958	349	81.95	614
North Carolina	71	8,947,649.61	1.99	10.134	349	82.57	587
Ohio	61	7,497,865.69	1.66	9.798	348	84.72	595
Oklahoma	34	2,743,536.85	0.61	9.649	349	81.67	589
Oregon	13	2,361,658.86	0.52	9.032	357	83.51	582
Pennsylvania	112	15,307,733.61	3.40	9.247	354	81.54	578
Rhode Island	8	2,446,567.54	0.54	9.039	360	78.62	570
South Carolina	41	5,128,519.53	1.14	9.973	349	81.77	587
South Dakota	2	135,614.74	0.03	9.455	342	88.30	573
Tennessee	27	2,905,299.88	0.64	10.434	333	84.62	564
Texas	489	55,084,879.93	12.23	9.504	352	80.50	594
Utah	10	1,706,254.98	0.38	7.954	358	87.56	606
Vermont	20	2,595,423.71	0.58	9.457	359	64.32	581
Virginia	106	21,912,826.03	4.86	8.811	358	86.05	596
Washington	61	12,184,273.45	2.70	8.690	356	82.42	618
West Virginia	8	1,296,698.11	0.29	9.770	347	86.27	560
Wisconsin	14	1,910,545.26	0.42	9.259	355	85.50	619
Wyoming	3	459,041.06	0.10	8.265	335	80.79	625
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP 2 HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	126	$ 13,782,263.53	3.06%	9.076%	350	40.33%	594
50.00- 54.99	54	7,297,099.73	1.62	9.248	357	52.36	576
55.00- 59.99	68	7,941,288.04	1.76	8.956	354	57.12	599
60.00- 64.99	87	10,614,042.61	2.36	9.284	351	62.39	592
65.00- 69.99	129	17,767,685.30	3.94	9.057	357	67.16	590
70.00- 74.99	173	24,920,911.53	5.53	9.015	356	72.06	589
75.00- 79.99	263	38,503,612.08	8.55	9.307	354	76.69	585
80.00	279	43,063,357.99	9.56	8.929	352	80.00	608
80.01- 85.00	233	41,622,070.83	9.24	9.320	353	82.60	574
85.01- 90.00	383	76,011,577.34	16.87	9.193	354	88.44	588
90.01- 95.00	184	39,597,978.10	8.79	8.885	357	92.71	605
95.01- 100.00	551	129,416,023.92	28.72	8.610	357	99.91	626
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of the Group 2 Home Equity Loans is approximately 84.79%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

CURRENT GROSS COUPON RATES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Current Gross Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
5.500 - 5.999	3	$ 1,238,792.34	0.27%	5.950%	358	100.00%	650
6.000 - 6.499	19	6,308,925.50	1.40	6.231	358	91.11	637
6.500 - 6.999	114	35,003,540.36	7.77	6.798	356	83.99	633
7.000 - 7.499	88	26,131,073.07	5.80	7.242	358	85.55	626
7.500 - 7.999	236	59,435,750.02	13.19	7.764	358	86.11	616
8.000 - 8.499	266	59,629,140.87	13.24	8.265	358	85.61	616
8.500 - 8.999	324	68,879,709.87	15.29	8.742	358	86.07	609
9.000 - 9.499	244	46,676,004.69	10.36	9.252	358	85.69	603
9.500 - 9.999	255	44,928,309.26	9.97	9.747	356	86.40	588
10.000 - 10.499	215	34,219,877.96	7.60	10.250	356	81.37	563
10.500 - 10.999	191	24,412,696.47	5.42	10.715	347	81.95	560
11.000 - 11.499	101	10,027,074.58	2.23	11.251	344	80.53	557
11.500 - 11.999	151	12,832,292.20	2.85	11.775	342	77.64	562
12.000 - 12.499	108	9,448,728.80	2.10	12.187	343	79.84	562
12.500 - 12.999	85	4,826,392.41	1.07	12.711	316	84.58	569
13.000 - 13.499	38	1,899,666.69	0.42	13.233	322	85.87	589
13.500 - 13.999	49	2,389,800.85	0.53	13.775	309	81.38	572
14.000 - 14.499	24	1,434,922.26	0.32	14.236	323	84.20	573
14.500 - 14.999	10	461,212.91	0.10	14.655	298	77.97	537
15.000 - 15.499	6	156,710.81	0.03	15.141	270	75.39	556
15.500 - 15.999	1	128,682.84	0.03	15.875	297	90.00	453
16.000 - 16.499	1	34,317.64	0.01	16.250	298	70.00	601
16.500 - 16.999	1	34,288.60	0.01	16.500	276	74.84	426
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)   The weighted average Current Gross Coupon Rate of the Group 2 Home Equity Loans is approximately 8.975%.

(2)   Excludes one Home Equity Loan for which a credit score is not available.

STATISTICAL CALCULATION DATE
LOAN BALANCES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Statistical Calculation Date Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	257	$ 9,213,643.84	2.05%	12.225%	295	80.28%	577
50,000.01 - 100,000.00	706	54,054,332.69	12.00	10.307	347	75.88	589
100,000.01 - 150,000.00	480	59,620,855.34	13.23	9.447	355	78.11	590
150,000.01 - 200,000.00	293	50,853,431.64	11.29	9.263	357	82.48	594
200,000.01 - 250,000.00	228	51,410,091.00	11.41	8.869	358	85.19	600
250,000.01 - 300,000.00	158	43,252,502.75	9.60	8.751	358	87.39	603
300,000.01 - 350,000.00	81	26,252,319.73	5.83	8.368	359	87.40	615
350,000.01 - 400,000.00	74	27,951,119.64	6.20	8.279	359	88.70	617
400,000.01 - 450,000.00	91	39,043,977.29	8.67	8.205	358	90.53	614
450,000.01 - 500,000.00	61	28,881,175.10	6.41	8.255	358	90.81	606
500,000.01 - 550,000.00	40	21,054,978.46	4.67	8.085	354	89.18	616
550,000.01 - 600,000.00	24	13,727,715.89	3.05	8.005	358	91.08	599
600,000.01 - 650,000.00	19	11,832,435.17	2.63	8.543	358	92.81	602
650,000.01 - 700,000.00	11	7,474,489.13	1.66	9.334	359	89.17	616
700,000.01 - 750,000.00	2	1,479,600.00	0.33	8.001	359	91.56	644
750,000.01 - 800,000.00	1	794,177.69	0.18	7.045	352	90.49	462
800,000.01 - 850,000.00	2	1,645,773.60	0.37	7.575	357	92.85	622
850,000.01 - 900,000.00	1	885,390.00	0.20	8.050	360	80.49	518
1,000,000.01+	1	1,109,902.04	0.25	6.500	357	85.49	657
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

The average outstanding Statistical Calculation Date Loan Balance of the Group 2 Home Equity Loans is approximately $178,078.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

TYPES OF MORTGAGED PROPERTIES OF GROUP 2 HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Single Family	1,984	$ 329,765,199.54	73.19%	9.066%	354	82.78%	597
PUD	354	79,788,965.18	17.71	8.754	357	90.83	612
Condominium	107	24,630,174.23	5.47	8.360	358	92.70	625
Townhouse	45	10,373,986.86	2.30	8.971	358	86.42	600
Two-Four Family	18	4,199,819.63	0.93	8.850	350	80.66	603
Manufactured Home	22	1,779,765.56	0.40	10.850	316	78.24	588
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

ORIGINAL TERMS TO MATURITY OF GROUP 2 HOME EQUITY LOANS (1)

Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
120	2	$ 16,845.72	0.00%	11.585%	22	68.64%	566
144	1	29,845.67	0.01	9.500	73	73.44	497
180	32	1,700,240.89	0.38	10.071	142	72.41	561
204	1	40,460.09	0.01	13.500	108	86.88	425
240	12	512,589.13	0.11	12.184	175	73.61	483
300	1	35,054.62	0.01	11.200	211	63.33	485
360	2,481	448,202,874.88	99.48	8.966	356	84.85	601
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

The weighted average Original Term to Maturity of the Group 2 Home Equity Loans is approximately 359 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

REMAINING TERMS TO MATURITY OF GROUP 2 HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
1-60	2	$ 16,845.72	0.00%	11.585%	22	68.64%	566
61-120	28	855,208.07	0.19	11.280	99	76.05	472
121-180	16	1,307,638.18	0.29	9.997	172	73.57	584
181-240	3	155,344.15	0.03	12.054	230	48.54	536
241-300	228	14,211,286.77	3.15	11.694	273	80.68	516
301-360	2,253	433,991,588.11	96.33	8.877	359	84.99	604
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

The weighted average Remaining Term to Maturity of the Group 2 Home Equity Loans is approximately 355 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

SEASONING OF GROUP 2 HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0	712	$ 121,077,447.19	26.87%	9.362%	360	78.01%	586
1-6	1,477	306,132,987.23	67.95	8.658	358	87.68	612
7-12	71	7,759,591.03	1.72	10.023	349	85.52	573
19 - 24	1	57,190.77	0.01	8.650	336	80.00	432
61 - 66	33	2,049,291.74	0.45	12.588	280	74.27	499
67 - 72	21	1,038,473.38	0.23	11.298	256	78.20	505
73 - 78	21	1,304,607.99	0.29	11.777	272	78.54	501
79 - 84	12	679,964.62	0.15	11.584	259	79.31	488
85 - 90	37	2,247,897.42	0.50	11.817	253	82.73	489
91 - 96	25	1,478,476.93	0.33	10.966	260	83.72	522
97 - 102	115	6,567,832.32	1.46	11.543	254	81.79	529
103 - 108	5	144,150.38	0.03	12.715	243	74.25	475
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

The weighted average Seasoning of the Group 2 Home Equity Loans is approximately 4 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

CURRENT DELINQUENCY STATUS OF GROUP 2 HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Current	2,498	$ 447,660,668.30	99.36%	8.968%	355	84.79%	601
Delinquent 30-59 Days	32	2,877,242.70	0.64	10.118	308	85.68	528
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 30-59 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,176	$ 385,611,301.41	85.59%	8.894%	354	85.70%	607
1	222	40,465,860.68	8.98	9.239	359	80.54	578
2	78	15,433,543.43	3.43	9.685	360	77.18	555
3	38	6,306,091.60	1.40	9.853	359	79.26	539
4	11	1,778,412.20	0.39	10.617	359	72.17	566
5	4	658,019.98	0.15	10.471	359	76.39	513
6	1	284,681.70	0.06	9.880	360	85.49	525
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 60-89 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,478	$ 442,928,758.11	98.31%	8.940%	355	84.99%	602
1	32	5,172,245.19	1.15	10.661	358	75.84	538
2	15	1,871,461.73	0.42	11.641	359	66.53	541
3	4	356,957.97	0.08	11.994	357	70.55	521
6	1	208,488.00	0.05	11.780	360	71.40	539
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 90 Days or More Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,522	$ 449,695,481.55	99.81%	8.970%	355	84.81%	601
1	7	719,465.12	0.16	11.604	359	73.71	563
2	1	122,964.33	0.03	11.940	359	66.49	532
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

OCCUPANCY STATUS OF GROUP 2 HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Owner Occupied	2,513	$ 448,392,553.98	99.52%	8.974%	355	84.89%	601
Second Home	10	1,711,618.52	0.38	8.749	356	65.75	606
Investor Owned	7	433,738.50	0.10	10.820	341	62.89	594
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

LIEN POSITIONS OF GROUP 2 HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
First Lien	2,267	$ 434,815,115.21	96.51%	8.856%	355	84.69%	600
Second Lien	263	15,722,795.79	3.49	12.276	350	87.55	641
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

DOCUMENTATION TYPES OF GROUP 2 HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Full Documentation	1,954	$ 319,162,537.59	70.84%	8.959%	354	85.44%	594
No Income Verification	437	99,657,807.77	22.12	8.942	356	83.17	625
Limited Documentation	139	31,717,565.64	7.04	9.240	356	83.40	597
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

CREDIT GRADES OF GROUP 2 HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
A+	825	$ 178,911,419.27	39.71%	8.378%	358	91.20%	630
A1	867	157,339,416.48	34.92	8.791	355	83.41	609
A2	357	52,155,621.67	11.58	9.667	348	79.60	563
B	303	43,103,929.51	9.57	10.298	353	74.73	527
C1	114	12,741,423.91	2.83	10.926	346	75.78	522
C2	54	5,274,411.68	1.17	11.764	345	66.20	545
D	9	801,786.46	0.18	12.622	342	64.27	528
F	1	209,902.02	0.05	9.750	358	100.00	642
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Credit Scores (2)(3)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(4)
None	1	$ 34,984.58	0.01%	11.950%	290	92.18%	0
400 - 499	166	12,940,699.06	2.87	11.112	289	80.69	466
500 - 524	255	38,297,288.89	8.50	10.345	353	76.38	511
525 - 549	166	27,626,047.60	6.13	9.990	354	78.35	535
550 - 574	213	36,071,720.36	8.01	9.091	358	81.81	564
575 - 599	450	89,740,702.56	19.92	9.014	358	85.36	588
600 - 624	490	97,713,192.58	21.69	8.564	358	86.94	612
625 - 649	373	71,287,293.18	15.82	8.536	356	87.98	638
650 - 674	249	49,143,026.03	10.91	8.340	357	87.20	660
675 - 699	90	14,405,741.98	3.20	8.495	357	86.80	685
700+	77	13,277,214.18	2.95	8.491	357	86.65	726
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

The non-zero weighted average Credit Score of the Group 2 Home Equity Loans is approximately 601.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “None” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes one Home Equity Loan for which a credit score is not available.

PRODUCT TYPES OF GROUP 2 HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2/28 6 MO LIBOR	400	$ 83,929,891.07	18.63%	9.254%	356	82.30%	567
2/28 6 MO LIBOR 40/30 Balloon	242	82,220,258.54	18.25	8.273	358	88.63	608
2/28 6 MO LIBOR 50/30 Balloon	198	70,383,303.81	15.62	8.148	358	94.46	629
2/28 6 MO LIBOR IO	1	453,418.00	0.10	8.500	357	100.00	638
3/27 6 MO LIBOR	35	5,994,142.18	1.33	8.715	359	82.27	593
3/27 6 MO LIBOR 40/30 Balloon	32	7,287,618.10	1.62	8.662	358	79.46	588
3/27 6 MO LIBOR 50/30 Balloon	10	3,491,324.79	0.77	7.369	358	92.10	663
3/27 6 MO LIBOR IO	1	475,000.00	0.11	8.850	359	75.64	600
5/25 1 YR LIBOR	1	78,313.86	0.02	8.990	358	70.00	613
6 MO LIBOR	4	227,280.80	0.05	13.043	268	89.53	498
Fixed Rate	1,571	186,862,247.30	41.48	9.515	352	80.33	601
Fixed Rate 30/15 Balloon	10	583,460.98	0.13	11.824	151	90.65	571
Fixed Rate 40/30 Balloon	15	5,654,776.42	1.26	9.000	358	94.05	619
Fixed Rate 50/30 Balloon	10	2,896,875.15	0.64	8.546	359	90.78	640
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

PREPAYMENT PENALTIES AS OF ORIGINATION OF GROUP 2 HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Prepay Penalty: 0 months	1,065	$ 158,919,990.50	35.27%	9.492%	355	81.35%	592
Prepay Penalty: 12 months	131	24,156,284.97	5.36	8.499	351	81.51	623
Prepay Penalty: 24 months	307	82,481,600.48	18.31	8.344	358	92.57	612
Prepay Penalty: 36 months	917	177,886,387.16	39.48	8.772	358	84.81	604
Prepay Penalty: 60 months	110	7,093,647.89	1.57	11.451	262	82.20	518
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

__________________

(1)  The non-zero weighted average Prepayment Penalty of the Group 2 Home Equity Loans is approximately 31 months.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

PURPOSE OF GROUP 2 HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	1,759	$ 261,964,407.76	58.14%	9.214%	354	78.90%	595
Purchase	645	151,966,351.83	33.73	8.641	356	94.35	618
Rate/Term Refinance	126	36,607,151.41	8.13	8.650	355	87.29	575
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

DEBT TO INCOME RATIO OF GROUP 2 HOME EQUITY LOANS (1)

Range of Debt to Income Ratio (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 20.00	85	$ 11,269,789.03	2.50%	9.557%	351	76.33%	594
20.01 - 25.00	95	10,914,387.26	2.42	9.752	349	73.03	587
25.01 - 30.00	165	21,469,920.15	4.77	9.343	351	79.80	593
30.01 - 35.00	257	34,906,639.43	7.75	8.884	353	80.04	601
35.01 - 40.00	374	59,737,970.84	13.26	9.101	355	82.35	599
40.01 - 45.00	527	93,671,503.35	20.79	9.018	354	85.56	603
45.01 - 50.00	716	148,894,128.27	33.05	8.917	356	86.80	604
50.01 - 55.00	286	60,076,812.48	13.33	8.695	356	87.55	597
55.01 - 60.00	24	9,200,182.19	2.04	8.356	358	95.72	606
60.01 +	1	396,578.00	0.09	8.560	359	100.00	622
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)    The non-zero weighted average Debt to Income Ratio of the Group 2 Home Equity Loans is approximately 42.46%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

FIXED RATE/ARM STATUS OF GROUP 2 HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
ARM	924	$ 254,540,551.15	56.50%	8.577%	357	87.78%	600
Fixed Rate	1,606	195,997,359.85	43.50	9.492	351	80.91	602
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

INTEREST ONLY STATUS OF GROUP 2 HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Interest Only	2	$ 928,418.00	0.21%	8.679%	358	87.54%	619
Not Interest Only	2,528	449,609,493.00	99.79	8.976	355	84.79	601
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.

GROSS MARGIN OF GROUP 2 HOME EQUITY LOANS(1)

Range of Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,606	$ 195,997,359.85	43.50%	9.492%	351	80.91%	602
2.500 - 2.999	1	318,187.78	0.07	7.850	358	100.00	678
3.000 - 3.499	1	108,516.66	0.02	6.875	358	80.00	611
3.500 - 3.999	1	110,149.43	0.02	6.330	359	59.57	660
4.000 - 4.499	32	12,426,383.20	2.76	6.470	358	89.76	625
4.500 - 4.999	56	20,435,122.49	4.54	6.939	358	88.67	621
5.000 - 5.499	64	21,492,968.81	4.77	7.434	358	86.69	608
5.500 - 5.999	123	34,965,725.23	7.76	7.993	357	87.40	605
6.000 - 6.499	146	40,412,250.14	8.97	8.400	357	86.81	605
6.500 - 6.999	157	43,771,837.80	9.72	8.864	357	86.87	600
7.000 - 7.499	193	42,495,156.12	9.43	9.597	358	87.67	577
7.500 - 7.999	103	28,284,778.42	6.28	9.885	358	88.65	590
8.000 - 8.499	28	6,923,489.11	1.54	10.231	356	94.76	605
8.500 - 8.999	12	2,172,924.41	0.48	10.914	351	90.92	565
9.000 - 9.499	3	376,868.36	0.08	11.709	339	86.17	551
9.500 - 9.999	2	83,192.71	0.02	14.929	278	78.07	474
10.500 - 10.999	2	163,000.48	0.04	15.954	297	85.79	484
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)

The non-zero weighted average Gross Margin of the Group 2 Home Equity Loans is approximately 6.360%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

MINIMUM INTEREST RATE OF GROUP 2 HOME EQUITY LOANS (1)

Range of Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,606	$ 195,997,359.85	43.50%	9.492%	351	80.91%	602
5.500 - 5.999	3	1,238,792.34	0.27	5.950	358	100.00	650
6.000 - 6.499	18	6,001,431.01	1.33	6.230	358	91.17	638
6.500 - 6.999	64	23,923,629.59	5.31	6.804	358	87.70	628
7.000 - 7.499	47	17,588,590.79	3.90	7.231	358	89.40	617
7.500 - 7.999	107	35,717,331.72	7.93	7.754	358	89.61	612
8.000 - 8.499	126	37,934,656.69	8.42	8.262	358	88.64	611
8.500 - 8.999	155	44,805,530.92	9.94	8.780	357	87.73	606
9.000 - 9.499	111	27,442,567.16	6.09	9.267	358	88.50	601
9.500 - 9.999	102	26,189,954.35	5.81	9.764	358	88.62	579
10.000 - 10.499	122	23,166,727.16	5.14	10.281	357	81.81	555
10.500 - 10.999	45	8,397,052.63	1.86	10.793	354	80.90	525
11.000 - 11.499	11	1,066,490.46	0.24	11.560	327	85.32	501
11.500 - 11.999	8	797,214.01	0.18	12.104	315	85.96	529
12.000 - 12.499	2	128,262.72	0.03	13.587	268	91.34	458
12.500 - 12.999	2	106,259.99	0.02	14.282	263	93.31	484
14.000 - 14.499	1	36,059.61	0.01	15.000	253	75.00	410
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)   The non-zero weighted average Minimum Interest Rate of the Group 2 Home Equity Loans is approximately 8.552%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

MAXIMUM INTEREST RATE OF GROUP 2 HOME EQUITY LOANS (1)

Range of Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,606	$ 195,997,359.85	43.50%	9.492%	351	80.91%	602
12.500 - 12.999	4	1,347,309.00	0.30	6.025	358	98.39	646
13.000 - 13.499	18	6,001,431.01	1.33	6.230	358	91.17	638
13.500 - 13.999	64	24,014,054.23	5.33	6.809	358	87.48	628
14.000 - 14.499	49	18,173,395.56	4.03	7.250	358	88.84	618
14.500 - 14.999	107	35,261,254.28	7.83	7.761	358	89.87	611
15.000 - 15.499	129	38,156,128.36	8.47	8.277	358	88.65	611
15.500 - 15.999	154	44,922,370.77	9.97	8.784	357	87.61	606
16.000 - 16.499	107	27,076,290.72	6.01	9.262	358	88.70	601
16.500 - 16.999	101	25,890,250.64	5.75	9.768	358	88.90	579
17.000 - 17.499	122	23,166,727.16	5.14	10.281	357	81.81	555
17.500 - 17.999	45	8,397,052.63	1.86	10.793	354	80.90	525
18.000 - 18.499	11	1,066,490.46	0.24	11.560	327	85.32	501
18.500 - 18.999	8	797,214.01	0.18	12.104	315	85.96	529
19.000 - 19.499	2	128,262.72	0.03	13.587	268	91.34	458
19.500 - 19.999	2	106,259.99	0.02	14.282	263	93.31	484
21.000 +	1	36,059.61	0.01	15.000	253	75.00	410
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)   The non-zero weighted average Maximum Interest Rate of the Group 2 Home Equity Loans is approximately 15.546%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

INITIAL PERIODIC RATE CAP OF GROUP 2 HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,606	$ 195,997,359.85	43.50%	9.492%	351	80.91%	602
1.000	4	227,280.80	0.05	13.043	268	89.53	498
1.500	33	6,113,383.27	1.36	9.104	358	75.28	584
2.000	38	3,278,905.45	0.73	12.076	283	80.20	496
3.000	849	244,920,981.63	54.36	8.513	358	88.19	602
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of the Group 2 Home Equity Loans is approximately 2.949%

(2)

Excludes one Home Equity Loan for which a credit score is not available.

SUBSEQUENT PERIODIC RATE CAP OF GROUP 2 HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,606	$ 195,997,359.85	43.50%	9.492%	351	80.91%	602
1.000	53	5,232,552.98	1.16	10.960	305	78.36	533
1.500	871	249,307,998.17	55.34	8.527	358	87.98	601
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of the Group 2 Home Equity Loans is approximately 1.490%.

(2)

Excludes one Home Equity Loan for which a credit score is not available.

NEXT INTEREST RATE ADJUSTMENT DATES OF GROUP 2 HOME EQUITY LOANS

Next Interest Rate Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Current Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
N/A	1,606	$ 195,997,359.85	43.50%	9.492%	351	80.91%	602
5/15/2007	2	161,421.29	0.04	11.020	271	80.87	488
6/1/2007	5	338,000.01	0.08	12.451	274	84.66	436
6/15/2007	1	103,066.77	0.02	12.000	272	90.00	470
7/1/2007	3	374,025.62	0.08	12.948	288	90.00	482
8/1/2007	1	128,682.84	0.03	15.875	297	90.00	453
8/15/2007	3	154,993.69	0.03	12.750	277	56.62	506
9/1/2007	8	721,771.60	0.16	12.885	280	82.20	496
9/5/2007	1	27,410.51	0.01	14.375	263	85.00	491
9/15/2007	2	240,229.23	0.05	12.420	263	90.71	484
10/1/2007	11	737,955.79	0.16	11.835	263	79.43	497
10/15/2007	4	228,955.95	0.05	11.154	266	79.15	507
11/1/2007	1	57,190.77	0.01	8.650	336	80.00	432
5/1/2008	1	248,492.63	0.06	10.060	348	85.49	437
5/15/2008	1	66,366.56	0.01	10.050	349	85.49	468
7/1/2008	1	177,552.83	0.04	7.760	350	80.00	510
8/1/2008	1	503,040.64	0.11	10.440	351	80.08	504
8/15/2008	2	244,487.31	0.05	10.533	352	58.41	464
9/1/2008	5	1,835,962.30	0.41	7.895	352	86.07	518
10/1/2008	2	676,232.74	0.15	9.468	353	82.94	621
11/1/2008	3	953,822.76	0.21	7.961	354	100.00	624
12/1/2008	19	7,192,205.98	1.60	7.968	355	98.16	628
12/15/2008	7	2,342,865.80	0.52	8.156	356	97.97	602
1/1/2009	38	13,798,655.96	3.06	8.105	356	99.22	624
1/15/2009	7	2,551,817.47	0.57	7.494	357	90.74	624
2/1/2009	59	20,185,472.70	4.48	8.476	357	98.35	608
2/6/2009	1	611,290.61	0.14	7.590	358	97.85	623
2/15/2009	8	3,308,886.17	0.73	8.103	358	100.00	617
2/21/2009	1	149,839.75	0.03	9.125	358	68.18	603
2/27/2009	2	166,954.15	0.04	7.663	358	74.75	621
3/1/2009	90	27,902,870.98	6.19	8.402	358	94.17	613
3/15/2009	74	17,860,787.66	3.96	8.441	359	81.43	591
4/1/2009	263	76,116,513.90	16.89	8.437	359	87.36	611
4/15/2009	49	11,391,557.66	2.53	9.309	360	77.77	579
5/1/2009	166	44,907,271.59	9.97	8.995	360	80.73	575
5/15/2009	3	747,500.00	0.17	7.748	360	75.01	584
12/1/2009	3	935,726.09	0.21	8.084	355	94.41	656
1/1/2010	1	353,815.72	0.08	6.150	356	90.00	673
1/15/2010	1	259,607.07	0.06	8.330	357	90.00	578
1/18/2010	1	354,120.21	0.08	6.990	357	56.75	684
2/1/2010	3	1,038,783.58	0.23	8.356	357	91.64	574
2/15/2010	1	82,241.55	0.02	8.110	358	90.00	602
3/1/2010	17	3,469,792.80	0.77	8.814	358	82.76	612
3/15/2010	5	767,409.56	0.17	7.853	359	86.60	612
4/1/2010	35	8,211,241.89	1.82	8.432	359	80.47	605
4/15/2010	4	426,500.00	0.09	8.906	360	81.40	561
5/1/2010	7	1,348,846.60	0.30	8.838	360	84.78	558
2/15/2012	1	78,313.86	0.02	8.990	358	70.00	613
Total	2,530	$ 450,537,911.00	100.00%	8.975%	355	84.79%	601

________________

(1)

Excludes one Home Equity Loan for which a credit score is not available.